Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒         Definitive Proxy Statement

☐         Definitive Additional Materials

☐         Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

ASENSUS SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒         No fee required.

☐         Fee paid previously with preliminary materials

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 27, 2023

To our Stockholders:

You are cordially invited to the 2023 annual meeting of stockholders (the “Annual Meeting”) of Asensus Surgical, Inc. to be held on June 6, 2023 at 11:00 a.m. Eastern Time. We will be holding the Annual Meeting via live webcast to provide our stockholders convenient access to the Annual Meeting. You may register to attend the virtual Annual Meeting at www.proxydocs.com/ASXC. We look forward to your attendance at our virtual Annual Meeting, where you will be able to vote and submit questions.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement describing the matters to be acted upon at the Annual Meeting are included with this letter. Stockholders also are entitled to vote on any other matters which properly come before the Annual Meeting.

You may vote by Internet or by telephone using the instructions in the Notice of Internet Availability of Proxy Materials, or if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. Our proxy statement, 2022 Annual Report to stockholders and related proxy materials are available, free of charge, on our website at www.asensus.com.

Regardless of the number of shares you own, please be sure you are represented at the Annual Meeting either by attending the virtual meeting or by returning your proxy as soon as possible.

Sincerely,

David B. Milne
Chair of the Board of Directors

Anthony Fernando
President and Chief Executive Officer

Notice Regarding Availability of Proxy Materials

for the 2023 Annual Meeting of Stockholders to be held on June 6, 2023.

The Notice of Annual Meeting of Stockholders, our proxy statement, the proxy card and our 2022 Annual Report are available online at http://www.proxydocs.com/ASXC.

ASENSUS SURGICAL, INC.
1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(919) 765-8400
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2023

April 27, 2023

To the stockholders of Asensus Surgical, Inc.:

The 2023 annual meeting of stockholders (the “Annual Meeting”) of Asensus Surgical, Inc., a Delaware corporation (the “Company”), will be held on June 6, 2023, beginning at 11:00 a.m. Eastern Time. We will be holding the Annual Meeting via live webcast. You may register to attend the virtual Annual Meeting at www.proxydocs.com/ASXC. We look forward to your attendance at our virtual Annual Meeting, where you will be able to vote and submit questions.

At the meeting, our stockholders will be asked to consider and vote upon the following:

1.

Election of Directors. The election of the seven director nominees named in the attached proxy statement to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualified.

2.	Say on Pay. An advisory vote to approve the compensation paid to the Company’s named executive officers for 2022.

3.	Frequency of Say on Pay Vote. An advisory vote regarding the frequency of submission of future say on pay votes to the stockholders for approval.

4.

Amendment of the Incentive Compensation Plan. A vote to amend the Asensus Surgical, Inc. Amended and Restated Incentive Compensation Plan, as amended (the “Plan”), to approve an increase in the number of shares reserved for issuance under the Plan by 22,000,000 shares.

5.

Ratification of Appointment of Independent Accounting Firm. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

6.	Other Matters. The transaction of such other business as may lawfully come before the Annual Meeting or at any adjournment or postponement.

The Board of Directors currently knows of no other business to be presented at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the proxy will vote with their judgment on those matters. You can ensure that your shares are voted at the Annual Meeting by voting by telephone, via the Internet or by completing, signing and returning a proxy card. If you do attend the virtual Annual Meeting, you may then withdraw your proxy and vote your shares at the Annual Meeting. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies that are returned properly signed but unmarked will be voted in favor of proposals made by us.

Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on April 14, 2023 as the record date for determination of the stockholders entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As allowed under the Securities and Exchange Commission rules, we have elected to furnish our proxy materials over the Internet to stockholders. We have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders. The Notice contains instructions on how to access this proxy statement and our 2022 Annual Report to Stockholders via the Internet and how to vote.

By Order of the Board of Directors,

Joshua B. Weingard
Corporate Secretary

ASENSUS SURGICAL, INC.
1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(919) 765-8400

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2023

This proxy statement is sent by the Board of Directors (the “Board”) of Asensus Surgical, Inc. (the “Company”), to solicit proxies to be voted at our 2023 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, June 6, 2023, beginning at 11:00 a.m. Eastern Time. We will be holding a virtual Annual Meeting, including at any adjournment or postponement, via live webcast. You may register to attend the virtual Annual Meeting at www.proxydocs.com/ASXC.

As permitted under Securities and Exchange Commission rules, the Company is making this proxy statement and other annual meeting materials available to stockholders via the Internet instead of mailing a printed copy of these materials to stockholders. Stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and will not receive a printed copy of these materials. Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies by telephone or over the Internet. Distribution of this proxy statement, the proxy card, the Notice of Annual Meeting of Stockholders and the Company’s 2022 Annual Report to stockholders entitled to vote began on April 27, 2023, and the proxy materials are available on the Internet beginning on April 27, 2023.

If you receive a Notice and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The form of proxy solicited by the Board for the Annual Meeting, this proxy statement, the Notice of Annual Meeting, and the Company’s 2022 Annual Report to Stockholders are available on our website at www.asensus.com. The 2022 Annual Report contains consolidated financial statements for the two years ended December 31, 2022, and certain other information concerning the Company. The Company will provide copies of the exhibits to the 2022 Annual Report upon request. The 2022 Annual Report and the consolidated financial statements are not a part of this proxy statement and are not incorporated by reference.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who can vote?

Holders of record of our common stock (“Common Stock”) as of the close of business on April 14, 2023, the record date, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement. Holders of shares of Common Stock are entitled to vote on all matters brought before the Annual Meeting.

As of the record date, there were 239,346,219 shares of Common Stock outstanding and entitled to vote on the election of directors and all other matters. Holders of Common Stock will vote on all matters as a class. Holders are entitled to one vote for each share of Common Stock outstanding as of the record date.

You do not need to participate in the virtual Annual Meeting to vote your shares. Instead, you may vote by Internet or by telephone using the instructions in the Notice of Internet Availability of Proxy Materials, or if you received a paper copy of the proxy card, by signing and returning it in the envelope provided.

How do I vote?

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote at the virtual Annual Meeting, vote by proxy by telephone, through the Internet or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. To vote through the Internet, go to www.proxydocs.com/ASXC and complete an electronic proxy card. You will be asked for the Control Number, which is provided on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy, on the proxy card. For stockholders of record who want to attend the virtual Annual Meeting, you will be able to attend the Annual Meeting online, view the list of stockholders of record upon request, vote your shares electronically and submit questions prior to the meeting. In order to attend the Annual Meeting, you must register at www.proxydocs.com/ASXC using the control number on your proxy card or Notice of Internet Availability of Proxy Materials. The registration deadline is Friday, June 2, 2023 at 5:00 p.m. Eastern Time. Please be sure to follow instructions found on your proxy card or voting instruction card and subsequent instructions that will be delivered to you via email.

If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote your shares at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Annual Meeting. Then you must register at www.proxydocs.com/ASXC using the control number on your proxy card Notice of Internet Availability of Proxy Materials. The registration deadline is Friday, June 2, 2023 at 5:00 p.m. Eastern Time. Please be sure to follow instructions found on your proxy card or voting instruction card and subsequent instructions that will be delivered to you via email.

Whether you plan to participate in the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted. Voting by proxy will not affect your right to attend the Annual Meeting and vote. If you properly complete your paper or electronic proxy and submit it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board and, as to any other matters properly brought before the Annual Meeting, in the sole discretion of the proxy. We will accept all proxies delivered to us by Monday June 5, 2023 at 5:00 p.m. Eastern Time.

What are the recommendations of the Board?

The Board recommends that you vote:

“FOR” the election of all seven nominees for director named in this proxy statement;

“FOR” the approval, by advisory vote, of the executive compensation of our named executive officers for 2022;

For “EVERY YEAR” as the frequency of the stockholders’ future advisory votes on the compensation paid to the Company’s named executive officers;

“FOR” the approval of the amendment of the Asensus Surgical Inc. Amended and Restated Incentive Compensation Plan, as amended, to increase the number of shares available for awards under the Plan by 22,000,000 shares; and

“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board knows of no matters that are likely to be brought before the Annual Meeting, other than the matters identified in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the proxy will be authorized to vote or otherwise act according to his judgment on those matters.

What constitutes a quorum at the Annual Meeting?

The presence, by registering and participating in the Annual Meeting or by submitting a proxy, of the holders of one-third of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions in each of the proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote. Broker non-votes will be counted for the purpose of determining the existence of a quorum at the Annual Meeting.

Can I revoke my proxy?

Yes. If you return your proxy card or vote via telephone or the Internet, you may revoke your proxy at any time before it is exercised. You may revoke your proxy in any one of the following ways:

●	by voting at the Annual Meeting in accordance with the instructions;
●

by delivering a written notice of revocation before the Annual Meeting with a date later than your previously delivered proxy to our principal offices at 1 TW Alexander Drive, Suite 160, Durham, North Carolina 27703, Attention: Corporate Secretary; or by email at corporatesecretary@asensus.com.

●	by timely delivering another electronic or paper proxy dated after the date of the proxy that you wish to revoke. Your most current proxy is the one that is counted.

Do I have dissenter’s rights of appraisal with respect to any proposal to be acted upon at the Annual Meeting?

No. Neither Delaware law nor the Company’s certificate of incorporation or bylaws entitle stockholders to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for this proxy solicitation. Our officers and other regular employees may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. The Company has retained a third party proxy solicitor for the Annual Meeting, and estimates the cost of such solicitor to be approximately $7,500 plus expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

How many votes are required to approve the proposals to be acted upon at the Annual Meeting?

Proposal	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes
Proposal 1 Election of Directors	Plurality of the votes cast	No effect on this proposal	No effect on this proposal
Proposal 2 Advisory Vote on Executive Compensation	Affirmative vote of a majority of the shares present in person or by proxy	Considered as negative votes	No effect on this proposal
Proposal 3 Frequency Vote on Advisory Votes on Executive Compensation	The frequency choice selected by a majority of shares present in person or by proxy, or, if no such majority vote, the frequency choice receiving the most votes	Considered as no vote	No effect on this proposal
Proposal 4 Amendment of Incentive Plan	Affirmative vote of a majority of the shares present in person or by proxy	Considered as negative votes	No effect on this proposal
Proposal 5 Ratification of appointment of BDO USA, LLP	Affirmative vote of a majority of the shares present in person or by proxy	Considered as negative votes	No effect on this proposal

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock currently; (ii) each of our current directors (iii) each of our current named executive officers; and (iv) all of our executive officers and directors as a group. Ownership information is set forth as of April 14, 2023. Unless otherwise noted, each of the following disclaims any beneficial ownership of the shares, except to the extent of his, her or its pecuniary interest, if any, in such shares. Unless otherwise indicated, the mailing address of each individual is c/o Asensus Surgical, Inc., 1 TW Alexander Drive, Suite 160, Durham, North Carolina 27703.

	As of April 14, 2023
Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percentage of Outstanding Common Shares (2)
Directors and Executive Officers
David B. Milne (3)	864,659	*
Anthony Fernando (4)	2,835,110	1.18%
Andrea Biffi (5)	2,239,950	*
Kevin Hobert (6)	73,407	*
Elizabeth Kwo, M.D. (7)	91,407	*
Richard C. Pfenniger, Jr. (8)	188,334	*
William N. Starling (9)	189,709	*
Shameze Rampertab (10)	461,060	*
All Directors and Executive Officers as a group (8 persons) (11)	6,943,636	2.87%

* Holds less than 1%

(1)

A person is deemed to be the beneficial owner of shares of Common Stock underlying stock options, restricted stock units (“RSUs”) or warrants held by that person that are exercisable or vested as of April 14, 2023 or that will become exercisable or vested within 60 days thereafter.

(2)

Based on 239,346,219 shares of Common Stock outstanding as of April 14, 2023. Each beneficial owner’s percentage ownership is determined assuming that options, RSUs and warrants that are held by such person (but not those held by any other person) and that are exercisable or vested as of April 14, 2023, or that will become exercisable or vested within 60 days thereafter, have been exercised or vested into Common Stock. The additional shares resulting from such exercise or vesting are included in both the numerator and denominator for such beneficial owner for purposes of their calculation.

(3)

Consists of 619,884 shares of Common Stock directly owned by Mr. Milne, vested stock options to purchase 97,717 shares of Common Stock and exercisable warrants to purchase 147,058 shares of Common Stock.

(4)	Consists of 1,488,393 shares of Common Stock directly owned by Mr. Fernando and 1,346,717 stock options vested as of April 14, 2023 or that will vest within 60 days thereafter.

(5)

Consists of 492,815 shares of Common Stock directly owned by Mr. Biffi and stock options to purchase 265,127 shares of Common Stock. Mr. Biffi is the sole director and Chief Executive Officer of Three Heads Investment S.R.L., which owns 1,482,008 shares of Common Stock. Mr. Biffi disclaims ownership of the shares held by Three Heads Investment S.R.L., except for his pecuniary interest therein.

(6)	Consists of 18,067 shares of Common Stock directly owned by Mr. Hobert and stock options to purchase 55,340 shares of Common Stock.

(7)	Consists of 36,067 shares of Common Stock directly owned by Dr. Kwo and stock options to purchase 55,340 shares of Common Stock.

(8)

Consists of 99,417 shares of Common Stock directly owned by Mr. Pfenniger, stock options to purchase 43,917 shares of Common Stock and RSUs to acquire 45,000 shares that will vest on the date of the Annual Meeting.

(9)

Consists of 13,846 shares of Common Stock directly owned by Mr. Starling and stock options to purchase 134,880 shares of Common Stock. Mr. Starling’s Common Stock holdings also include beneficial ownership of 18,134 shares of Common Stock held by Synecor, L.L.C. William N. Starling is the chief executive officer of Synecor, L.L.C. Based on information made available to the Company, William N. Starling and Richard Stack share voting and investment control over the shares of Common Stock held by Synecor, L.L.C. Also includes 22,849 shares held by W. Starling and D. Starling, Trustees of the Starling Family Trust, UDT August 15, 1990.

(10)	Consists of 238,172 shares of Common Stock directly owned by Mr. Rampertab and vested stock options to purchase 222,888 shares of Common Stock.

(11)	Includes stock options to purchase 2,221,926 shares of Common Stock, RSUs to acquire 45,000 shares and warrants to purchase 147,058 shares of Common Stock.

The Company is not aware of any arrangements with any of the foregoing stockholders or any other stockholder of the Company that may result in a change in control of the Company.

MANAGEMENT

Our executive officers are appointed by the Board and serve until their successors have been elected and qualified or until their earlier resignation or removal by the Board. There are no family relationships among any of the directors and executive officers of the Company. In accordance with our amended and restated certificate of incorporation, as amended, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified. No director or executive officer has been involved in any legal proceeding during the past ten years that is material to an evaluation of his or her ability or integrity.

The following table sets forth names, ages and positions with the Company for all directors and executive officers of the Company as of April 14, 2023:

			Director
Name	Age	Position	Since
Directors
David B. Milne	60	Chair of the Board, Director Nominee	2013
Anthony Fernando	51	Chief Executive Officer, Director, Director Nominee	2019
Andrea Biffi	41	Director, Director Nominee	2015
Kevin Hobert	58	Director, Director Nominee	2021
Elizabeth Kwo, M.D.	42	Director, Director Nominee	2021
Richard C. Pfenniger, Jr.	67	Director, Director Nominee	2005
William N. Starling	69	Director, Director Nominee	2013

Other Executive Officers
Shameze Rampertab	56	Executive Vice President and Chief Financial Officer

Directors

The following information summarizes, for each of our director nominees, his or her principal occupations and other public company directorships for at least the last five years and information regarding the specific experiences, qualifications, attributes and skills of such director:

Director Nominees

David B. Milne. Mr. Milne has served as Chair of our Board since October 2021. Mr. Milne is currently a consultant and is the chairman of the board and CEO Advisor of Luna Imaging and an independent director and CEO Advisor of Tixologi. He has served on the boards of 20 medical technology and IT companies over the years, and has served as board lead on many strategic advisory roles focused on mergers and acquisitions and IPO financings. From 2005 to 2017 he was a Managing Partner at SV Health Investors (SVHI), a diversified healthcare venture group which has invested $3 billion over 6 funds. He led financings from seed stage through exit or IPO in 14 companies and worked with three specialty incubators developing additional novel medical therapies. He was an advisor to Harvard University’s Wyss Institute for Biologically Inspired Engineering and worked with Stanford University’s Biodesign fellowship program. Prior to joining SVHI in 2005, he held executive positions at Boston Scientific Corporation (BSX). From 1999 to 2005 he was Vice President of Corporate Business Development and was responsible for over 50 transactions totaling over $2 billion in acquisitions, equity investments and development partnerships. From 1992 to 1999 he was Director of Marketing and Director of New Technology Development in the surgical and cardiology divisions. Previously he worked as an expatriate in Germany for Scimed Life Systems, Inc. (BSX acquired Scimed in 1992) as a Marketing Manager. His experience prior to 1992 was in Product Management and Account Management at Becton, Dickinson and Company and Parker Laboratories, Inc. He holds an MBA in Marketing/Finance from New York University and a BS in Biology from Rutgers University. The Board believes Mr. Milne brings his managerial, leadership and operational experience, particularly his acquisition, equity investment, licensing and collaboration experience to provide insights and substantial contributions to our Board.

Anthony Fernando. Mr. Fernando became our President and Chief Executive Officer and a member of the Board on November 8, 2019. Prior to his appointment as our President and Chief Executive Officer, Mr. Fernando previously served as our Chief Operating Officer since June 1, 2017, as our Chief Technology Officer, since January 2016, and as our Vice President, International Development from August 2015 through January 2016. Previously, Mr. Fernando served as Vice President, Innovation and Technology, International, of Stryker Singapore Pvt. Ltd, a global medical technology company, from October 2013 until July 2015. From August 2010 until October 2013, Mr. Fernando served as Director of Research and Development, greater Asia, for Becton, Dickinson and Company, a global medical technology company engaged in the development, manufacture and sale of medical devices. From July 2007 until July 2010, Mr. Fernando served as the Director of Research and Development, Asia - Environmental Health, at PerkinElmer Singapore Pvt. Ltd. Mr. Fernando holds a BSc and MSc, Mechanical Engineering from the University of Nevada Las Vegas and an MBA from the University of North Carolina at Chapel Hill. The Board believes that Mr. Fernando’s more than 20 years of operational experience in the medical device industry, at both privately held and multi-national companies, and his knowledge of the industry, coupled with his deep understanding of our technologies, product candidates, market and history make him an essential contributor to our Board.

Andrea Biffi. Mr. Biffi is currently the sole director and Chief Executive Officer of Three Heads Investment S.r.l., positions he has held since March 2021. In June 2022, Three Heads Investment became the owner of shares of the Company’s common stock resulting from a corporate division of Sofar S.p.A. (“Sofar”). Mr. Biffi was Chief Executive Officer of Sofar from June 2015 to October 2022, and he served as a member of the board of directors of Sofar from November 2012 to October 2022. Mr. Biffi worked for Sofar, or companies owned by Sofar, since January 2008, until Sofar and its subsidiaries were sold in October 2022. Mr. Biffi continues to consult with Sofar. Since December 2017, Mr. Biffi has served as President and board member of 1LAB SA. Since the date of its incorporation in October 2018, Mr. Biffi has served as sole director of BLL Invest srl. Since September 2019, he is president of the board of Lac2biome s.r.l., a probiotic company. Since May 2021, he is non-executive member of the board of Orion TopCo Limited Ltd. Mr. Biff is a non-controlling member of 1 Med S.A. Mr. Biffi’s knowledge of the development of the Company’s Senhance® Surgical System, his extensive business experience in Europe and his chief executive officer experience in the pharmaceutical industry are skills he uses to play an integral role on our Board.

Kevin Hobert. Mr. Hobert has served as a director of the Company since July 2021. Mr. Hobert has served, since March 2022, as the President and Chief Executive Officer of Breg, Inc., a privately held orthopedic bracing and billing services company that advances patient orthopedic care. From September 2018 until March 2022, Mr. Hobert served as principal of Beaver Lake Advisors LLC, a consulting firm formed to provide industry and transaction advisory services to private equity funds. From May 2007 to August 2018, Mr. Hobert served as the Chief Executive Officer of Carestream Health Inc., a worldwide provider of medical imaging systems, X-ray imaging systems for non-destructive testing and precision contract coating services for a wide range of industrial, medical, electronic and other applications. Prior to May 2007, Mr. Hobert served in a variety of management positions for Kodak Health Group, a division of Eastman Kodak Company, and GE Medical Systems, Inc. (now GE Healthcare, Inc.). Mr. Hobert earned a B.S., Physics from the University of Wisconsin-Milwaukee. The Board has determined that Mr. Hobert’s operational experience in the medical device industry, as well as his experience in restructuring businesses, integrating acquisitions, and advising private equity funds on industry and transactional matters will be helpful to the Company and its Board.

Elizabeth Kwo, M.D. Dr. Kwo has served as a member of our Board since July 2021. Dr. Kwo specializes in healthcare technology product development and medical management. Since March 2022 she has served as the Chief Medical Officer of Everly Health, Inc., a privately held company that offers laboratory testing for wellness monitoring, informational and educational uses. Prior thereto, from December 2020 to March 2022, she served as Deputy Chief Clinical Officer at Anthem, Inc. In that role, she was responsible for modernizing care management with predictive analytics and integrating technology and clinical data to create an improved automated patient and provider experience that drives down total medical costs and increases access to care. Dr. Kwo served as Staff Vice President, Clinical Analytics and Products for Anthem, Inc. from June 2020 to November 2020 and as Medical Director from November 2019 to May 2020. Prior to Anthem, Dr. Kwo co-founded and served as the chief executive officer of the telemedicine company InfiniteMD from 2015 to 2019. She previously worked in management roles at Medtronic, Inc., American Well Corporation, and founded multiple venture-backed companies in healthcare while continuing her academic appointment at Harvard Medical School as a Faculty Lecturer, a position she continues to hold. Dr. Kwo earned a B.A. in Human Biology from Stanford University, a M.D. from Harvard Medical School, an MBA from Harvard Business School, and an MPH from Harvard T.H. Chan School of Public Health. She completed her residency in Preventive Care at Harvard Preventive Care and is Board Certified in Preventive Care and Occupational Medicine. From 2004 to 2005, she served as a Fulbright Fellow in Taiwan. Dr. Kwo is a member of the board of directors and audit committee of Walmart Mexico and Central America, is on the board of directors and chair of the nominating/governance committee of Blue Wind Medical, a privately held company, and the Chair of the board of director of ChroniSense Medical, a privately held company. The Board has determined that Dr. Kwo’s medical background, extensive experience with building and operating healthcare companies, and her focus on predictive analytics and integration of clinical data, will help her provide valuable insight for the Company and its Board.

Richard C. Pfenniger, Jr. Mr. Pfenniger is currently a private investor. During his career, Mr. Pfenniger has served as an executive officer of several companies, including as Chief Executive Officer and President of Continucare Corporation, a provider of physician services, from 2003 until 2011, and the Chairman of Continucare’s board of directors from 2002 until 2011. Additionally, Mr. Pfenniger served as CEO and Vice Chairman of Whitman Education Group, Inc., a post-secondary education provider, from 1997 until 2003. From 1994 to 1997, Mr. Pfenniger served as Chief Operating Officer of IVAX Corporation, and from 1989 to 1994 he served as Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation. Prior to that, Mr. Pfenniger was engaged in the private practice of law, and earlier in his career, Mr. Pfenniger worked as a C.P.A. with Price Waterhouse & Co. Mr. Pfenniger is a director of OPKO Health, Inc. (“OPKO”), Co-Crystal Pharma, Inc., Fluent, Inc. (a data-driven performance marketing company) and GeneDx Holdings Corp. (medical diagnostics). Mr. Pfenniger is a member and chair of the audit committee of OPKO. Mr. Pfenniger also serves as the Vice Chairman of the Board of Trustees and as a member of the Executive Committee of the Phillip and Patricia Frost Museum of Science. Mr. Pfenniger previously served as a director of GP Strategies Corporation, BioCardia, Inc., and Wright Investors’ Services Holdings, Inc. Mr. Pfenniger received his B.B.A. from Florida Atlantic University and his J.D. from the University of Florida. As a result of Mr. Pfenniger’s multi-faceted experience as a chief executive officer, chief operating officer and general counsel, he is able to provide valuable business, leadership and management advice to the Board in many critical areas. In addition, Mr. Pfenniger’s knowledge of the healthcare business has given him insight into many aspects of our business. Mr. Pfenniger also brings financial expertise to the Board, including through his service as Chairman of our Audit Committee.

William N. Starling. Mr. Starling is currently Chief Executive Officer of Synecor, LLC, (Synecor) a business generator of new life science companies based in Research Triangle Park (RTP), North Carolina. As CEO of Synecor, Mr. Starling is a cofounder of BaroSense, Inc., Bioerodible Vascular Solutions, Inc., (BVS, acquired by Guidant/Abbott in March 2003), InnerPulse, Inc., the Company, Interventional Autonomics Corporation, NeuroTronik Limited, and Conveyor Cardiovascular Limited, the initial seven companies founded and incubated by Synecor. Mr. Starling currently serves as CEO of Conveyor Cardiovascular Limited, an Irish-based company in the structural heart field. Mr. Starling is formerly co-founder and Managing Director of Synergy Life Science Partners, LP, a venture capital partnership until its conclusion December 2020. Mr. Starling Mr. Starling was on the Board of iRhythm Technologies, Inc. (NASDAQ: IRTC) in San Francisco, a Stanford BioDesign spinout, from its inception in January 2007 until its initial public offering on October 20, 2016. Mr. Starling was Chairman of the Board of RTP, NC - based InnAVasc, Inc., an early stage startup company spun out of the Duke University Medical Center engaged in the development of improved renal dialysis technology. InnAVasc was acquired by W.L. Gore & Associates in August 2022. Recent Board memberships/personal investments include YorLabs, Inc., (Chairman) in the Wireless Intracardiac Echocardiography field, Senaptec, Inc. in the Sensory Performance field and ReVibe Technologies in the ADHD field (represents investor Carolina Angel Network in both Senaptec and ReVibe), and EnCompass Technologies, Inc. in the Cerebral Embolic Protection field. Mr. Starling received his BSBA degree from the University of North Carolina at Chapel Hill and his MBA degree from the University of Southern California. He began his 45-year career in the medical device industry at American Edwards Laboratories (Edwards LifeSciences – NYSE:EW). He was subsequently part of the founding management team and Director of Marketing for Advanced Cardiovascular Systems, Inc. (acquired by Lilly/Guidant/Abbott), and was cofounder, Vice President and Board member of Ventritex, Inc. (IPO in 1992, acquired by St. Jude Medical/Abbott in 1997). Mr. Starling was cofounder and Chairman of the Board of Directors and President/CEO of Cardiac Pathways Corporation (IPO in 1996, acquired by Boston Scientific Corporation in 2001). Mr. Starling serves on the Stanford Stroke Center’s Board of Advisors at the Stanford University Medical Center. He also serves on the Kenan-Flagler Business School Board of Advisors (Chairman 2009-2014), Chairman of the UNC/NCSU Department of Biomedical Engineering Industrial Advisory Board and is a member of The Chancellor’s Innovation Circle at the University of North Carolina at Chapel Hill where he frequently guest lectures to undergraduate and graduate students on entrepreneurism. Mr. Starling is also Chairman of Carolina Research Ventures and is the recipient of the 2016 UNC Kenan-Flagler Leadership Award, awarded annually to an alumnus for exceptional achievement in a career field, personal endeavor or service to UNC Kenan-Flagler. The Board believes that Mr. Starling’s experience in working with companies throughout their life cycle from start up through IPO to publicly traded, his extensive contributions to the medical device industry and his public company board experience make him a valuable contributor to our Board.

Executive Officers (Non-Board Members)

Shameze Rampertab. Mr. Rampertab joined the Company as Executive Vice President and Chief Financial Officer effective August 24, 2020. Previously, Mr. Rampertab served as Interim Chief Executive Officer from December 2019 to June 2020, Chief Financial Officer from March 2016 to August 2020, and Corporate Secretary and Director from April 2016 to August 2020 of Zomedica Corp., a publicly-held development stage veterinary diagnostic and pharmaceutical company. Mr. Rampertab acted as an independent consultant for a number of companies in respect of which he provided general financial advisory and accounting services prior to his appointment as Chief Financial Officer of Zomedica Corp., from November 2015 to March 2016. He served as the Chief Financial Officer of multiple publicly-traded healthcare companies including Profound Medical Corp. from October 2014 to November 2015 and Intellipharmaceutics International Inc. from October 2010 to October 2014. Mr. Rampertab is a chartered professional accountant and chartered accountant with twenty years of experience in capital markets, strategic planning and analysis. He holds an MBA from McMaster University and a Bachelor's degree in molecular genetics and molecular biology from the University of Toronto.

Director Independence

The Board, in the exercise of its reasonable business judgment, has determined that each of our current directors qualify as independent directors pursuant to the applicable NYSE American and SEC rules and regulations, except Mr. Fernando, who is currently employed as our President and Chief Executive Officer.

Board Leadership Structure and Role in Risk Management

The Company has a separate Chair of the Board, Mr. Milne, and Chief Executive Officer, Mr. Fernando. We believe that having an independent director serve as our Chair allows our Chief Executive Officer to focus on our daily business, while allowing the Chair of the Board to fulfill the fundamental Board leadership role, which includes providing advice to and independent oversight of our management.

The Chair of the Board role requires significant additional commitment, particularly as the Board’s oversight responsibilities continue to grow due to our expanding business operations. Our Board is committed to good corporate governance and believes that it is appropriate for an independent, highly-qualified, director to serve as its Chair.

Our Chair of the Board is responsible for the orderly functioning of our Board and enhancing its effectiveness. Our Chair guides Board processes, provides input on agenda items and presides at Board meetings. Additionally, our Chair acts as a liaison between our Board members and our executive management team, consulting regularly and providing guidance on Board-related matters.

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory and strategic and reputational risks, including with respect to the COVID-19 outbreak, the war in Ukraine and the economic uncertainties as the pandemic changed globally. In connection with its reviews of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s Committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such Committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Meetings of the Board and Committees and Description of Committees

Board of Directors

The Board held eight meetings and acted by written consent on one occasion during the year ended December 31, 2022. Such meetings consisted of meetings at which a quorum of the directors was present in person or virtually. Each of our directors attended greater than 75% of the meetings of the Board and the committees on which they served during 2022. The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend each stockholders’ meeting. All of the then-current directors attended our most recent annual meeting of stockholders, held on June 14, 2022, in person or virtually.

Audit Committee

The current members of the Company’s Audit Committee are Mr. Pfenniger, Chair, Mr. Hobert and Mr. Milne. Due to each member’s extensive experience in serving operating companies in both managerial and director capacities, the Board determined that each member has the requisite knowledge of financial statements and general understanding of financial and reporting matters to allow each such member to serve on the Audit Committee. The Audit Committee Charter is available on our website at www.asensus.com.

The Board, in the exercise of its reasonable business judgment and utilizing the general standards it applies for determining the independence of directors, has determined that each of the current and incoming Audit Committee members qualifies as independent pursuant to NYSE American Rule 803.

The Board has determined that Mr. Pfenniger is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The Board made this determination based on Mr. Pfenniger’s extensive career and background serving as an accountant and auditor as well as his serving various operating companies in both executive and director capacities. The Audit Committee held four meetings during the year ended December 31, 2022.

The following constitutes the report the Audit Committee has made to the Board:

Report of the Audit Committee

To the Board of Directors of Asensus Surgical, Inc.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements contained in its Annual Report on Form 10-K for fiscal year ended December 31, 2022 (the “Annual Report”), and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board under Audit Standard No. 1301, Communications with Audit Committees and PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” including, without limitation, the Company’s critical accounting matters. Additionally, the Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm concerning its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee, and has discussed with the Company’s independent registered public accounting firm its independence.

In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Annual Report.

Richard C. Pfenniger, Jr., Chair

David Milne

Kevin Hobert

February 22, 2023

Corporate Governance and Nominating Committee

The current members of the Company’s Corporate Governance and Nominating Committee are Mr. Starling, Chair, and Mr. Milne. Due to each member’s extensive experience in serving operating companies in both managerial and director capacities, the Board determined that each member has the requisite knowledge and skills to allow each such member to serve on the Nominating Committee, and qualifies as independent pursuant to NYSE American Rule 803. The Corporate Governance and Nominating Committee charter is available on our web site at www.asensus.com.

Duties of the Corporate Governance and Nominating Committee include to (1) consider and recruit candidates to fill positions on the Board, (2) recommend to the Board nominees for election as directors at each annual meeting of stockholders, (3) maintain a policy regarding the consideration of director candidates recommended by the stockholders, (4) consider the removal of any director for cause, (5) review proposed changes to the Company’s certificate of incorporation and bylaws and make recommendations to the Board, (6) review the composition of each Board committee and make recommendations to the Board and (7) investigate, in its oversight role, any matter brought to its attention.

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board. Please see “Board Nominations by Security Holders” on pages 18 to 19 of this proxy statement for a description of such procedures. The specific process for evaluating new directors, including stockholder-recommended nominees, will vary based on an assessment of the then-current needs of the Board and the Company. The Corporate Governance and Nominating Committee will determine the desired profile of a new director, the competencies we are seeking, including experience in one or more of the following: highest personal and professional integrity, demonstrated exceptional ability and judgment and who shall be most effective in conjunction with the other nominees to the board, in collectively serving the long-term interests of the stockholders. Candidates will be evaluated in light of the target criteria chosen. The Corporate Governance and Nominating Committee does not have a formal diversity policy; in addition to the foregoing, it considers race and gender diversity in selection of qualified candidates.

The Corporate Governance and Nominating Committee held four meetings during the year ended December 31, 2022. On April 21, 2023, upon the recommendation of the Corporate Governance and Nominating Committee, the Board nominated the seven nominees identified in Proposal One to stand for election to the Board.

Compensation Committee

The current members of the Company’s Compensation Committee are Mr. Milne, Chair, Dr. Kwo, Mr. Starling and Mr. Pfenniger. Due to each member’s extensive experience in serving operating companies in both managerial and director capacities, the Board determined that each member has the requisite knowledge and skills to allow each such member to serve on the Compensation Committee. The Compensation Committee Charter is available on our website at www.asensus.com.

The Board, in the exercise of its reasonable business judgment and utilizing the general standards it applies for determining the independence of directors, has determined that each of the Compensation Committee members qualifies as independent pursuant to NYSE American Rule 803.

The Compensation Committee held four meetings and acted by written consent on one occasion during the year ended December 31, 2022.

Duties of the Compensation Committee include (1) evaluating the CEO’s performance and setting the CEO’s compensation based on this evaluation, (2) reviewing and approving the compensation of executive officers and other key officers of the Company, (3) considering, during its evaluation of chief executive officer and other executive officer compensation, the results of the most recent stockholder advisory vote on executive compensation, if and when required by the applicable securities laws, rules and regulations, (4) reviewing and approving incentive compensation plans and equity-based plans for which directors, executive officers and/or other key officers of the Company are eligible participants, (5) determining awards of stock, including stock options, pursuant to any of the Company’s equity-based plans now or in the future in effect and exercising such other power and authority as may be permitted or required under such plans, (6) reviewing from time to time and making recommendations to the Board regarding the compensation of directors and (7) reviewing and discussing with management the Company’s compensation disclosure and producing a report on executive compensation for inclusion in the Company’s annual proxy statement that complies with the rules and regulations of the SEC and any other applicable rules and regulations.

In administering the executive compensation program, the Compensation Committee aims to strike an appropriate balance among the elements and goals selected for short-term and long-term objections and the mix of compensation provided. As part of its review of the Company’s overall compensation program, the Compensation Committee assesses the risks identified in the Board’s risk management processes. The Compensation Committee does not believe the risks the Company faces are materially increased by the Company’s compensation programs. The Compensation Committee does not believe the compensation program creates a reasonable likelihood of a material adverse effect on the Company.

The Compensation Committee may also invite other directors and members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer. The chief executive officer may, however, be present for the deliberation of or the voting on compensation for any other officer. The Compensation Committee also has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. The Compensation Committee did not retain the services of an independent compensation consultant for 2022. However, the Compensation Committee retained the services of Radford, which is part of the Rewards Solutions practice at Aon plc (“Radford”), a nationally recognized compensation consulting firm, to serve as its independent compensation consultant during 2020 and 2021, including assisting the Compensation Committee in identifying and evaluating the Company’s peer group for executive compensation purposes.

Environmental, Social and Governance Matters

Environmental

As a company, we are committed to encouraging and fostering sustainable practices to support the global environment. We comply with environmental regulations in each of our locations. We have a corporate goal of limiting the use of plastic with paper cups and recyclable materials and, prior to COVID, adopted a no plastic policy in our Milan office, which was interrupted due to the need for single-use packaging for health concerns during COVID. Our employees located in our European facilities are encouraged to travel by train rather than aircraft, and some employees benefit from local government incentives to use electric cars. We also put safety first in our locations. Our employees at our manufacturing facility in Italy follow mandatory safety training and take mandatory vision tests and a check-up by the occupational doctor every five years; we also have safety procedures which are drafted with assistance from a third-party safety consultant and updated twice a year.

Social

Company Culture

Our employees are passionate about the work they do and thrive in a collaborative environment that fosters creative solutions to complex problems. The Company fosters a significant amount of collaboration and synergy among employees. Team members at any level are encouraged to provide suggestions and input to enable the Company’s success.

Employee Demographics

As of December 31, 2022, we had 198 employees, including 184 full-time employees, of whom 72 were in the R&D Department, 16 were in Quality and Regulatory Affairs, 38 were in Marketing and Sales, 32 were in Corporate Administration, and 26 were in Customer Care. As of December 31, 2022, approximately 32% of the Company’s workforce were female, and minorities represented approximately 19% of the Company’s workforce. As of December 31, 2022, approximately 56% of the Company’s employees were in the United States and 44% were outside of the United States. In 2022, our turnover rate was approximately 15% and we hired 55 full-time employees. We believe the improvement in our turnover rate, from 18% in 2021, is primarily attributed to our increased hiring in 2022 and the implementation of our DEI programs discussed below.

Diversity, Equity & Inclusion (DEI)

We believe in contributing to a society that welcomes diverse voices and values differences in lived experiences, culture, religion, age, gender identity, sexual orientation, race, ethnicity, and neurodiversity. We are committed to ensuring this same environment for our employees – a culture where individuals feel safe, heard, and respected. We celebrate the uniqueness of our global workforce, especially in a company of our size, and appreciate that only through inclusion, ongoing learning, and partnership can we succeed.

In 2020, we created an internal webpage dedicated to DEI resources for our employees, kicked off a DEI committee and partnered with a DEI alliance to further evolve our DEI efforts. In 2022, we held biweekly meetings of the DEI committee, attended the Raleigh Chamber Diversity, Equity & Inclusivity Conference in July, shared information on our social media pages about relevant events and holidays, and held various education events including DEI focused movie watch parties with follow-up discussion groups.

COVID-19 Pandemic

Throughout the COVID-19 pandemic, employee safety is of top priority. Until August 2021, most of our employees globally worked from home since the beginning of the pandemic, except for those with a business need to engage in work onsite. Beginning in August 2021, we encouraged a return to the office on a hybrid basis, while monitoring the ongoing impact of the pandemic on our office locations. During 2022, our employees returned to the office three days per week. Ongoing safety measures remain in place at each of our locations including implementing pre-screening and social distancing requirements in addition to providing PPE. Our Global Prevention Team continues to monitor the impact of the pandemic on our global workforce and to carry out our ongoing planning and response efforts. We increased our employee communications to ensure frequent connections while working remotely across the company including regular all-hands meetings and employee newsletters.

Health & Wellness

Throughout 2022, health and wellness was a key focus of the Company, especially in light of the ongoing pandemic and new variants. Many of our employee communications focused on the physical and mental health of our employees. We remain committed to providing our workforce with flexible remote working schedules to suit their personal needs through this challenging time. We also continue to benchmark all of our health insurance offerings to ensure plan competitiveness.

People Strategy

Our People Strategy is to create and maintain a culture of high performance and accountability through the attraction, retention and development of expert talent. To enhance our employees’ satisfaction and retention, we offer ongoing training opportunities that support professional growth. We have an annual performance review process for all employees worldwide to review performance and inform compensation recommendations. We compete for top talent with effective recruitment strategies, well defined roles and attractive total compensation packages. We keep talent engaged through appreciation, communication and creation of a great work environment. We support employee growth professionally and personally through formal and informal opportunities and leadership support.

Employee Engagement

We partner with Gallup, Inc., a global analytics and advice firm, to monitor and improve the engagement of our workforce. Gallup’s Q12 survey measures employee engagement based on twelve key needs of employees. We utilize survey results to identify strengths and weaknesses and create action plans to improve engagement and ultimately team performance. In 2022, we continued to see an improvement in our engagement score over the prior year. We continue to incorporate Gallup’s programs into our overall People Strategy.

Compensation

In addition to competitive base salaries, we offer incentive-based compensation programs tied to the performance of key objectives. We also provide compensation in the form of retention grants of restricted stock units and/or stock options, which we believe help align longer term employee incentives with our company performance. Ensuring fair and equitable pay is also an important commitment we make to our employees.

Governance

General

Our Board of Directors, through its Nominating and Corporate Governance Committee, evaluates the governance and management practices of the Company. We believe our corporate governance guidelines and structure provide our stockholders with a dedicated, qualified and skilled board of directors and management team. Our governance structure includes:

●	annual elections of all board members;
●	an independent Board chair and separation of the CEO/Chair role;
●	diversity in skills, gender and ethnicity in our board and management team; and
●	the ability of stockholders to propose candidates for potential nomination to the board and proposals for consideration by stockholders at annual meetings.

Board Diversity

We are also focused on incorporating DEI principles into our governance structure and believe having a mix of backgrounds and experience in our Board composition is essential to understanding and reflecting the needs of our diverse stakeholders. Currently, one of seven board members self-identifies as female, and two of our seven Board members self-identify as individuals from underrepresented communities (defined as an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender). Our Board strives to seek and retain Board members with the skills and experience necessary to assist the Company in its growth. Diversity of our Board is evaluated by considering a range of attributes, including background, demographics, expertise, experience, race, gender and national origin.

Board Self-Evaluation

Every other year, the directors complete a self-evaluation process, administered by an outside party, to assess the performance of the Board and each of its committees. The self-evaluation process was last completed in 2021; the self-evaluation for 2023 is in process. The focus of the 2021 evaluation was on the attributes desired in new Board candidates, and an evaluation of the Board’s role in implementing the Company’s strategic plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or, in the past fiscal year has been, an officer or employee of the Company or a predecessor. In addition, during the year ended December 31, 2022, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer and other persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available on our website at www.asensus.com. We intend to post amendments to, or waivers from a provision of, our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer or persons performing similar functions on our website.

No Hedging/Pledging

The Code of Business Conduct and Ethics prohibits any director or executive officer of the Company from hedging their ownership of the Company’s stock, including trading in publicly-traded options, puts, calls or other derivative instruments related to the Company’s securities. In addition, any directors and executive officers are prohibited from selling “short” our securities to the extent required by federal securities laws.

Review and Approval of Transactions with Related Persons

In accordance with our Code of Business Conduct and Ethics, and Audit Committee procedures, the Audit Committee of our Board reviews and approves all transactions that are required to be reported under Item 404(a) of Regulation S-K, including the transaction described above, and any other related person transactions in which the Company engages. In order to approve a related person transaction, the Audit Committee requires that (i) such transactions be fair and reasonable to us at the time it is authorized by the Audit Committee and (ii) such transaction must be authorized, approved or ratified by the affirmative vote of a majority of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related person transaction.

Communication with the Board

Interested parties who want to communicate with the independent or non-management directors as a group, with the Board as a whole, any Board committee or any individual Board members should address their communications to the Board, the Board members or the Board committee, as the case may be, and send them to c/o Corporate Secretary, Asensus Surgical, Inc., 1 TW Alexander Drive, Suite 160 Durham, North Carolina 27703, call the Corporate Secretary at (919) 795-8400 or email the Corporate Secretary at corporatesecretary@asensus.com. The Corporate Secretary will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.

There have been no changes to the procedures by which interested parties may communicate with the Board.

Board Nominations by Security Holders

The Corporate Governance and Nominating Committee considers nominees proposed by our stockholders. To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to our Corporate Secretary, Asensus Surgical, Inc., 1 TW Alexander Drive, Suite 160, Durham, North Carolina 27703, or via email at corporatesecretary@asensus.com.

A stockholder nomination submitted to the Corporate Governance and Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company in writing:

(i)    The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii)    The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii)    The name, address, telephone number, fax number and e-mail address of the person being recommended to the Corporate Governance and Nominating Committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;

(iv)    Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K;

(v)    Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K);

(vi)    Information regarding the proposed nominee’s ownership of shares in the Company required by Item 403 of Regulation S-K;

(vii)    Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K; and

(viii)    The signed consent of the proposed nominee in which he or she consents to being nominated as a director of the Company if selected by the Corporate Governance and Nominating Committee, states his or her willingness to serve as a director, if elected, for compensation not greater than that described in the most recent proxy statement; states whether the proposed nominee is “independent” as defined by NYSE American Rule 803; and attests to the accuracy of the information submitted in such consent.

For next year’s annual meeting, which is expected to be held in June 2024, nominations should be submitted no sooner than December 23, 2023 and no later than January 21, 2024.

When the information required above has been received, the Corporate Governance and Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

The process for evaluating a director nominee is the same whether a nominee is recommended by a stockholder or by an existing officer or director. The Corporate Governance and Nominating Committee has established criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Corporate Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company; identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chair of the Board, make recommendations to the Board on new candidates for Board membership; and receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or stockholders in accordance with policies set by the Corporate Governance and Nominating Committee and applicable laws.

Certain Relationships and Related Transactions

In March 2018, Asensus Surgical Europe S.àr.l entered into a Service Supply Agreement with 1 Med S.A. for certain regulatory consulting services. Andrea Biffi, a current member of the Company’s Board of Directors, owns a non-controlling interest in 1 Med S.A. Expenses under the Service Supply Agreement were approximately $290,000 and $186,000 for the years ended December 31, 2022 and 2021, respectively.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program for our named executive officers (“Named Executive Officers” or “NEOs”) during the year ended December 31, 2022. The following discussion focuses on our compensation program and compensation‑related decisions for 2022 and also addresses why we believe our executive compensation program is appropriate for the Company.

Business Overview for 2022

Asensus Surgical, Inc. is a medical device company that is digitizing the interface between the surgeon and patient to reimagine surgery and pioneer a new era of surgery that we refer to as, Performance-Guided Surgery™ (“PGS”), by unlocking clinical intelligence to enable surgeons to deliver consistently superior outcomes to patients and establish a new standard of surgery. Built upon the foundation of laparoscopic minimally invasive surgery, that remains the gold standard of surgery today, with the Senhance Surgical System, combined with the Intelligent Surgical Unit™ (“ISU™”), the Company is pioneering this new standard of surgery, PGS, to increase surgeon control and reduce surgical variability. With the addition of machine vision, Augmented Intelligence, and deep learning capabilities throughout the surgical experience delivered via the ISU, we intend to holistically address the current clinical, surgeon performance (fatigue and ergonomics), and the economic shortcomings that drive surgical outcomes in a value-based healthcare environment.

Our mission is focused on leveraging robotic technologies, in combination with real time computer vision and machine learning capabilities, or Augmented Intelligence, to: reduce variability in surgery, drive more predictable outcomes, optimize resources and costs, and work with hospital systems that strive to employ innovative healthcare strategies. By leveraging advanced digital technologies, we aim to enable surgeons to take the best surgical practices and techniques from everywhere and utilize them to help improve outcomes, reduce variability, control the unexpected, reduce costs, as well as reduce cognitive and physical fatigue for surgeons, and provide patients with the best care possible. We believe that by digitizing the interface between the surgeon and patient, we can unlock clinical intelligence to pioneer PGS, and believe that it is the missing element in surgery today.

Recent Developments

On February 21, 2023, we held an investor day to describe our focus on developing a next generation robotic system we call the LUNA™ Surgical System and the ongoing developments in our PGS platform. Performance-Guided Surgery is comprised of three strategic pillars:

●	enhanced robotic precision and manipulation capabilities, via the Senhance System today and, when developed and approved, the LUNA System;

●	expanded intra-operative Augmented Intelligence clinical decision support guidance for the surgeon via the ISU; and

●	integration of cloud and big data to harness best practices across pre-, intra- and post-operative settings, and make it available to surgeons around the world via the Asensus Cloud.

In the LUNA System we are developing a “best in class” robot that will use 3mm and 5mm instruments (as contrasted with current systems available that use 8mm instruments), TrueWrist™ fully wristed 5mm instruments, monopolar and bipolar electrosurgery capabilities, rapid instrument exchange with our proprietary instrument drive system, an open platform with a smaller footprint in the OR, as compared to the Senhance System, up to four-arm configuration with enhanced manipulation and dexterity, a surgeon console with 4K-3D capabilities without the need to wear 3D glasses, and unconstrained handles with improved digital features while retaining haptic feedback.

The LUNA System will continue our tradition of providing instruments that are reusable and can be re-sterilized and re‑processed, and, with improvements in manufacturing, are expected to have lower costs per procedure.

We also clarified our focus areas for our future development efforts with the ISU, including:

●

an analytical feature set, which includes intra-operative surgical planning that will allow surgeons to map out and plan for specific surgical actions intraoperatively using the ISU’s Augmented Intelligence;

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a safety feature set, which includes real-time notifications that will enable the identification and marking of potential hazards during the operation, and optionally restrict access to these structures or areas by simultaneously controlling the robotic arm; and

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a training and education set, allowing multiple team members to work together in real time by annotating, highlighting and drawing on a shared visual display of the surgical field to communicate and provide expert support in real-time.

The Asensus Cloud is being designed to assist in pre-operative surgical planning, post-surgical performance analytics and best practices guidance, and enable the extraction and aggregation of insights from surgical data. We believe that the collection and analysis of surgical data transformed into insights, and when shared with our physicians, will enhance surgical planning, surgeon education and training, and promote better patient outcomes.

We anticipate that, although we have been working on aspects of the LUNA System for four years, we will spend the rest of 2023 refining and finalizing the design builds, and conducting testing on the ISU enhancements for standalone use. We anticipate reaching design freeze on the LUNA System in the first quarter of 2024 and making regulatory notices and submissions by the end of 2024. For the ISU enhancements and standalone configuration, we anticipate making regulatory notices and submissions in the first quarter of 2024 and beginning commercial activities by mid-2024. We anticipate a commercial pilot launch of the LUNA System in the second half of 2025.

On February 16, 2023, we announced that we had entered into a memorandum of understanding with KARL STORZ VentureONE Pte. Ltd, a wholly owned subsidiary of KARL STORZ SE & Co. KG (KARL STORZ), a global leader in the medical technologies industry. Under the definitive agreements to be developed:

●	KARL STORZ will market and sell the ISU as a standalone device together with their IMAGE1 S™ imaging system and OR 1™ integrated OR offering;

●	KARL STORZ and Asensus will work on an ISU product that will integrate with KARL STORZ’ laparoscopic vision systems; and

●	KARL STORZ and Asensus will collaborate on developing next-generation instrumentation to be used with their respective surgical product offerings.

KARL STORZ will, under the definitive agreements once negotiated, be assisting in the development of the instrument and machine vision portions of our LUNA System development program.

Performance‑Guided Surgery

Historical advances in surgery have largely focused on incremental advancements in surgical tools and techniques targeted at reducing the invasiveness of procedures. When we introduced the Senhance digital laparoscopy platform, our intention was to help surgeons minimize surgical variability in a cost-effective manner while also helping to offset the increasing physical and cognitive demands on surgeons. The next logical step in the progression is looking for ways to deliver real-time Augmented Intelligence and actionable analytics which we believe will take us from digital laparoscopy to PGS.

PGS builds upon our foundation of digital laparoscopy by adding Augmented Intelligence enabled by our machine vision, and deep learning capabilities through all surgical phases to help guide improved decision making, enriched collaboration, and enhanced predictability for all surgeons (independent of skill level and experience). Our PGS strategy leverages our capabilities across robotics, Augmented Intelligence and cloud/big data and is executed across all 3 phases of surgery, including:

●

Pre-operative - in what we call “intelligent preparation,” our machine learning models will take data from procedures done utilizing our current Senhance System with the ISU, such as tracking surgical motion and team interaction, to create a large and constantly expanding database of surgeries and their outcomes to enable surgeons to best inform their surgical approach and setup.

●

Intra-operative – we believe the Senhance System provides “perceptive real-time guidance” for intra-operative tasks, allowing surgeons performing a procedure with the Senhance System and ISU to execute multiple tasks while benefitting from the collective knowledge of other successful Senhance-based procedures delivered through Augmented Intelligence in real time. Not only will this provide the surgeon with a pathway to better outcomes, but we also believe it will ultimately help reduce the cognitive load of the surgeons, enabling more sustained peak performance over time and reducing risk of burn-out.

●

Post-operative – finally, by tapping into the vast amount of data captured during procedures, surgeons and operating room staff will have access to “performance analytics” with actionable assessments of their performance giving them the information needed to constantly and consistently improve. We intend to establish a new standard of descriptive, diagnostic, predictive and prescriptive analytics to improve not only the skills of surgeons but move towards accessible best-practice-sharing that bridges the global surgeon community.

2022 Market Development Activities

In 2022 we continued to focus our resources and efforts on market development activities to increase awareness of:

•	our growing body of real-world clinical data through the utilization of our TRUST™ registry
•	the expanded global ISU machine vision capabilities
•	the digitization of high volume procedures using the Senhance System
•	the collection of surgical data on the Asensus Cloud
•	the benefits of the use of the Senhance System in laparoscopic surgery;
•	the technical advancement of digital surgical tools to lead to the realization of PGS;

•	the indications for use, including pediatric indications for use in CE Mark territories; and
•	the overall cost efficiency of the Senhance System.

We are a healthcare driven organization, focused on building a strong and collaborative surgeon community to develop collaborations to collect data to inform the Augmented Intelligence engine of our robotic applications for our robotic and ISU product offerings and elevate surgical practice and training. We are focusing on markets with high utilization of laparoscopic techniques, including Japan, Western Europe and the United States. Our focus in 2022 was on (1) increasing the number of placements of the Senhance System, not necessarily through sales, but through leasing arrangements, (2) increasing the number of procedures conducted using the Senhance System quarter over quarter, and (3) solidifying key opinion leader support and publications related to the value of the Senhance System in laparoscopic procedures. We are not focusing on revenue targets, especially in the United States.

2022 Senhance Surgical System Programs

We define the initiation of a Senhance Surgical program as entering into an agreement to purchase or lease, and subsequently utilizing a Senhance System. Throughout 2022, we initiated nine Senhance System programs, four in Germany, three in Japan and two in the CIS region. We initiated five Senhance System programs in the fourth quarter of 2022 alone.

Training Sites

In February 2021, we announced an agreement with the Amsterdam Skills Centre establishing the second European surgical training site for Senhance System digital laparoscopy. This site serves surgeons and staff throughout Europe with basic and advanced training on the Senhance System. The Amsterdam Skills Centre also provides Asensus with a world-class facility to engage European surgeons in technology and clinical development studies.

We now have six global training sites, including three in the United States at the Advent Health Nicholson Center in Celebration, Florida, at LSU Health Sciences Center, New Orleans, and our office in Research Triangle Park North Carolina; two in Europe at Amsterdam Skills Centre, and our office in Milan, Italy; and one in Asia at our office in Tokyo, Japan.

Procedure Volumes

We track the surgical procedures performed utilizing the Senhance System as one important measure of the adoption of our products. The following graph shows the number of procedures and year over year increase:

Our focus over the last few years has been on seeking regulatory approvals and clearances for the Senhance System and related product offerings and instruments and pursuing commercialization of our products. The following chart describes our success in achieving regulatory clearances and approvals to date.

Product/Indications	FDA Clearance	CE Mark	Other Approvals
Senhance System	October 2017	January 2012	Taiwan – April 2018 Japan – May 2019 Russian Federation – December 2020
Indications for Use of Senhance System
● Initial general surgery indications for laparoscopic colorectal and gynecologic surgery procedures	October 2017	N/A	N/A
● Extended to cholecystectomy and inguinal hernia repair	May 2018	N/A	N/A
● Extended to hiatal and paraesophageal hernia, sleeve gastrectomy, and sacrocolpopexy	March 2021	N/A	N/A
● General surgery indications

General laparoscopic surgical procedures and laparoscopic gynecologic surgery including a total of 31 indicated procedures, including benign and oncologic procedures, laparoscopic inguinal, hiatal and paraesophageal hernia, sleeve gastrectomy and laparoscopic cholecystectomy

For adult and pediatric laparoscopic abdominal and pelvic surgery, as well as limited thoracic surgeries excluding cardiac and vascular surgery and surgeries in direct contact with central nervous systems

Japan – regulatory approval and reimbursement for 98 laparoscopic procedures – July 2019 Additional 26 laparoscopic procedures approved for reimbursement in Japan during 2022
● Pediatric indications	March 2023	February 2020	N/A
● Intelligent Surgical Unit, or ISU	Initial - March 2020 Expansion of Augmented Intelligence in August 2021	January 2021 Expansion of Augmented Intelligence in January 2023	Japan - December 2020
Instruments and Other Products
● 5mm articulating instruments	July 2021	September 2018	Japan - October 2022
● 3mm diameter instruments	October 2018	July 2017	Taiwan - November 2018 Japan - October 2019
● Senhance ultrasonic system	January 2019	September 2018	Japan - October 2020
● 3mm and 5mm hooks	5mm July 2019 3mm November 2019	December 2019	Japan - December 2020

We also focused on expanding the indications for use of the Senhance System. As of March 2021, the Senhance System is FDA cleared for use in general laparoscopic surgical procedures and laparoscopic gynecologic surgery including a total of 31 indicated procedures, including benign and oncologic procedures, laparoscopic inguinal, hiatal and paraesophageal hernia, sleeve gastrectomy and laparoscopic cholecystectomy. We continue to make additional submissions for clearance or approval for enhancements to the Senhance System and related instruments and accessories.

From our inception, we devoted a substantial percentage of our resources to research and development and start-up activities, consisting primarily of product design and development, clinical studies, manufacturing, recruiting qualified personnel and raising capital.  We expect to continue to invest in research and development and market development as we implement our strategy. As a result, we will need to generate significant revenue in order to achieve profitability.

Compensation philosophy

The Company believes it is vital to link executive compensation to corporate performance and to create incentives for management to enhance Company value. In accordance with its compensation philosophy, the Company seeks to attract and retain employees through salary levels that are competitive with the local market and similarly situated companies but generally to follow the market rather than lead the market, particularly with respect to cash compensation, and offer attractive equity and cash-based incentive components to align compensation with Company performance objectives. The Company desires, over time, to move total direct compensation toward the median of comparable companies, while remaining more aggressive in the use of equity-based compensation, but not in a market leader position. The Company believes this approach allows it to attract and retain candidates that support the Company culture of being motivated by aggressive goals and optimism about the future, while permitting the Company to reduce its use of cash for executive compensation. In 2022, the Compensation Committee increased the percentage of long-term equity compensation as described below, but also determined that time-based equity compensation has significant retentive value for the Named Executive Officers.

In this period of high demand for management employees, the Compensation Committee and Board believe it is important to remain competitive in the Company’s industry and location by offering the right mix of cash and equity compensation and benefit programs.

The Compensation Committee’s focus for 2022 was to establish a program to provide compensation to the named executive officers aligned with the Company’s key annual and longer term objectives with an emphasis on the continued market development of Senhance and ISU, development of its next generation LUNA robotic system and improving cash efficiencies.

Committee Response to Prior Year Say on Pay Vote Support Level

At each of the annual meetings of stockholders held in the past four years, the stockholder advisory votes on say on pay were disappointing, ranging from a low of 54.4% to 72%, with a decline each year and a 54.4% advisory approval in 2022. The Compensation Committee monitors and considers these advisory vote results in making compensation decisions.

In each of 2020, 2021 and 2022, the Compensation Committee increased the percentage of performance-based compensation opportunities for the Named Executive Officers as a result of such say on pay votes, however this did not have a positive impact on the outcome of the vote.

As a result, the Company initiated a stockholder engagement program. The Company identified stockholders holding more than 1% of the outstanding shares and reached out to five of the largest stockholders, who, collectively, held 16.2% of outstanding shares. The Company’s stock is held overwhelmingly by a multitude of small stockholders holding shares in street name, which makes identification of additional stockholders difficult. Two of the large stockholders, who held a total of 10.8% of outstanding shares, responded and met with the Company in 2022 to discuss executive compensation matters. David Milne, the Chair of the Board and Chair of the Compensation Committee, participated in these discussions with the CEO joining him for portions of the calls to provide answers to questions. The stockholders requested additional information on the performance awards to NEOs and criteria used to calculate the award levels, they requested clear concise disclosure within the proxy document on compensation without reference to other documents such as the Annual Report to help with simplify their review and they also had several questions on the level of performance based compensation for the NEOs. Overall, they requested that the Company provide additional detail regarding the focus of the compensation programs and the reasons for the performance-based compensation paid to the Named Executive Officers.

Following the results of the 2022 say-on-pay vote, and the stockholder engagement program, the Compensation Committee implemented the following:

What we heard	How we responded
Clearly outline performance awards and criteria used to calculate awards	Expanded the explanation of the criteria for each performance element of the program and detailed explanation of the rationale describing the percentage achievement of each goal
Clear disclosure without external references to relevant data and information	Included all information need within this document with no references to other documents
Link compensation to performance	Increased NEO performance-based equity awards from 33% to 50% of the annual grants

The Company intends to continue its stockholder engagement program over the next few years, including seeking feedback on the changes made in its disclosures.

At the 2021 Annual Meeting of Stockholders, the stockholders approved, on an advisory basis, annual advisory votes for the compensation paid to the Named Executive Officers. The Board had recommended such annual frequency and adopted the presentation of annual say-on-pay advisory votes beginning in 2022. We are seeking another say on frequency vote at this year’s Annual Meeting as part of our stockholder engagement program.

Procedures for determining compensation

Our Compensation Committee has the overall responsibility for designing and evaluating the compensation policies and programs for our Named Executive Officers. Over the past few years, the Compensation Committee and the Board have worked with management to update the Company’s executive compensation program to (1) highlight the importance of equity-based compensation to the Named Executive Officers, (2) increase the performance-based portion of total compensation and (3) re‑evaluate and annually assess the Company’s peer group.

With respect to the compensation for the Chief Executive Officer, each year the Compensation Committee evaluates the Chief Executive Officer’s performance, sets his compensation and approves his compensation and recommends it to the non-employee directors on the Board for approval.

Our Chief Executive Officer plays a significant role in the compensation-setting process of the other Named Executive Officer and makes recommendations to the Compensation Committee concerning performance objectives and salary and bonus levels for the other Named Executive Officers and executive team. The Compensation Committee, at least annually, discusses such recommendations with the Chief Executive Officer. The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer. In 2022, the Compensation Committee approved the Chief Executive Officer’s recommendations for salary, bonus and long‑term equity awards for the other Named Executive Officer.

In 2020, the Compensation Committee, with assistance from Radford, selected a peer group to provide data to the Compensation Committee. The peer group consists of companies in the medical device and medical tool industries, with a focus on robotics where possible. We focused on companies of similar size and business complexity with a range of revenues, market capitalization, time since IPO, and employees, among other factors, that we believe provide reasonable comparisons, trends and business activities for the Company. The same peer group was used in making 2022 compensation decisions.

The peer group of companies consists of the following 18 active reporting companies:

Asensus Peer Group of Companies

Apollo Endosurgery, Inc.	IRIDEX Corporation
Apyx Medical Corporation	Microbot Medical Inc.
AxoGen, Inc.	Myomo, Inc.
Bionano Genomics, Inc.	Neuronetics, Inc.
Conformis, Inc.	Ra Medical Systems, Inc.
Cutera, Inc.	Rockwell Medical, Inc.
Cytosorbents Corporation	Surmodics, Inc.
electroCore, Inc.	ViewRay, Inc.
IRadimed Corporation	Vivani Medical, Inc. *

* formerly Second Sight Medical Products, Inc.

The Compensation Committee did not retain Radford to provide updated information with respect to peer group compensation for 2022 or 2023. Instead, the Compensation Committee focused, in 2020 through 2022, on the need to retain the services of its Named Executive Officers to lead the Company through the impact of the COVID-19 pandemic and its impact on global health care delivery and utilization of the Company’s products and services. The Compensation Committee had approved discretionary retention bonuses for 2020 and 2021, consisting of cash and time-based restricted stock units as disclosed in the proxy statement for the Company’s 2022 annual meeting; the Compensation Committee determined to focus on performance-based compensation for 2022, based in part on the results of the stockholder engagement process. Based on the information derived from a review of executive compensation information of the peer group companies for 2021 (from the 2022 proxy statement filings), the total direct compensation opportunity of our CEO is in the 92nd percentile of peer companies and the total direct compensation opportunity of our CFO is in the 56th percentile of peer companies. Such rankings can be attributed to the long-term equity compensation paid to our Named Executive Officers, as the cash compensation for both is below peer group companies (lags peers by 8% for the CEO and 7% for the CFO). This information was presented to the Compensation Committee at its meeting held in February 2023. The Compensation Committee believes that the use of equity-based compensation for the Named Executive Officers helps to conserve cash and motivates and provide retentive incentives to the Named Executive Officers at a time when their services were critical to maintaining the Company. The Compensation Committee also believes that the fluctuation in the Company’s stock price, notably its decline since mid-2021, makes it difficult to determine what the eventual actual value of long-term equity compensation will be upon vesting.

Elements of compensation

The compensation of our Named Executive Officers consists of fixed and variable compensation:

	Compensation Element	Form	Compensation Objective	Relation to Objective
Fixed	Base Salary	Fixed annual cash, paid semi-monthly	Provide the NEOs with consistent income and to attract and retain talented and experienced executives capable of leading our product development, operations and strategic growth	Base salaries can be assessed against similar positions with the Company or peer group companies
Variable (Performance and/or Stock-based Compensation)	Annual Cash Incentive Plans	Variable cash incentive plan, paid on an annual basis upon the achievement of pre-established goals	Designed to recognize and reward the NEOs for contributing towards the achievement of our annual corporate business plan.	Reward for near-term operating performance and the achievement of milestones critical to the Company’s success
		2022-2023 Executive Incentive Plan	Designed to focus the NEOs on achievement of steps vital to implementation of the Company’s strategic plan	Reward for advancing the foundation of the Company’s Performance-Guided Surgery initiative
	Long-Term Equity Incentive Awards	Stock Options RSUs	Align the NEOs’ interests with stockholders; retain key executives	Provide equity that will have the same value as shares owned by stockholders
		Performance-based RSUs	Align the NEOs’ interests with stockholders; creates a strong financial incentive to achieve or exceed performance goals	The NEOs receive equity only if the pre-established operational goals are received

Base Salary

The Named Executive Officers did not have base salary increases for 2022. The 2021 and 2022 base salaries for the Named Executive Officers are set forth in the Summary Compensation Table following this CD&A.

2022 Incentive Plans

For 2022, the Committee determined it was better to focus on performance-based compensation to achieve the needs and goals of the Company, so no additional one-time retention awards were made. For 2020 and 2021, the Committee had determined retention awards, cash and RSUs, were appropriate and necessary to retain the NEOs as the Company and its business were impacted by the COVID-19 pandemic and other global issues. The Committee also provided those awards to increase the ownership percentage of the NEOs, to align their interests with the stockholders.

2022 Incentive Plan: The Compensation Committee established the 2022 annual incentive plan (the “Incentive Plan”) for employees, including the Named Executive Officers, and a 2022-2023 Executive Incentive Plan for the NEOs focused on the advancement of the near term aspects of the Company’s strategic plan. The Compensation Committee believes that these two plans served as valuable short-term and near-term incentive programs for (1) providing cash bonus opportunities to the NEOs for leading employees to achieve targeted product development and operating results by the Company at large, while (2) providing additional incentive to the NEOs to advance the Company’s strategic plan at the same time, which plan is deemed essential to the future survival of the Company’s Performance-Guided Surgery initiative. The maximum Incentive Plan award opportunity was 75% of base salary for Mr. Fernando and 50% of base salary for Mr. Rampertab. For the NEOs, the 2022 goals for the Incentive Plan were 100% weighted on the approved corporate goals.

The 2022 Incentive Plan corporate goals, and their weightings and achievements were as follows. We are providing enhanced disclosure of this process in response to our stockholder engagement program.

Category	Category Weight	Goal Weight	Goal	Achievement	Weighted Achievement
Revenue ($M)	10%	10%	Achieve $10.0 M in revenue (threshold $8.0 M)	0%	‑
Clinical	30%	10%	4,000 surgeries performed globally with Senhance (threshold 3,000 surgeries)	80%	8.0%
		10%	12 new clinical programs initiated (threshold 10 programs)	0%	‑
		5%	20 foundational sites *	0%	‑
		5%	4 health economic publications/data set during the year *	100%	5.0%
Portfolio	35%	10%	LUNA System regulatory pathway clarity and confirmation with FDA *	170%	17.0%
		5%	Pediatric FDA submission by September 30 (stretch by August 31)	100%	5.0%
		10%	Finalize LUNA System console by December 31 (stretch by September 30)	125%	12.5%
		10%	Collect surgical case videos from Senhance Systems using the ISU by December 31 (stretch by October 31)	125%	12.5%
Finance	25%	25%	Budget vs. actual performance (on a cash basis) (threshold 5% over budget)	80%	20.0%

* No threshold established.

At a meeting held in February 2023, the Compensation Committee reviewed the achievement of the corporate goals under the 2022 Incentive Plan. The Compensation Committee determined that overall the 2022 Incentive Plan bonuses were achieved at the 80% level based on the following factors: (1) the completion of 3,100 surgical procedures during 2022, a 29% increase from 2021, (2) the publication of 16 peer reviewed publications regarding the Senhance System, including one that targeted the economic advantages of using the Senhance System; (3) the material advancements made on the U.S. regulatory front, most notably for the LUNA system which helps solidify the Company’s planning for the regulatory pathway for such next generation product with the FDA, (4) meeting FDA stretch goals on the successful data collection activities using the ISU and finalizing the LUNA System console, all of which the Company believes helps to advance the Company’s Performance-Guided Surgery initiative; and (5) achieving the threshold goal for budget vs. actual despite the challenges of hiring vital senior team members in a highly competitive job market. The Compensation Committee particularly noted the highly impactful result of the FDA pre-submission process, which provides the Company with predictability regarding the regulatory process for the LUNA System, and increased the weighting of such goal achievement. The Compensation Committee determined that the revenue, new clinical programs and increase to 20 foundational sites goals were not achieved. The 2022 Incentive Plan bonuses for the Named Executive Officers are set forth in the Summary Compensation Table following this CD&A. These bonuses were paid in the first quarter of 2023.

2022-2023 Executive Incentive Plan: In February through April 2022, the Compensation Committee noted the Company’s lean senior executive team structure, influenced by cash conservation measures, and the time lag in recruiting senior executive team members might risk the Company’s ability to advance critical long-term objectives which were in addition to achieving its annual incentive plan for all employees, including the Named Executive Officers. This identified gap created the need to highlight and incentivize the dual leadership role for the NEOs – to advance the Company’s core corporate short-term annual objectives through the entire team while also driving identified strategic imperatives through the independent work of the NEOs. The Compensation Committee believes Mr. Fernando and Mr. Rampertab need to drive successful completion of these strategic imperatives, which are vital to create long-term stockholder value, and developed the performance-based 2022-2023 Executive Incentive Plan. This performance-based plan was also a large part of the move away from retention awards to more performance-based compensation opportunities. The performance period for the plan was April 1, 2022 through March 31, 2023. Under the Executive Incentive Plan, the maximum payout is $500,000 to Mr. Fernando and $150,000 to Mr. Rampertab, to be paid, if earned, after the end of the performance period (March 31, 2023). Payment, if earned, was 50% in cash and 50% in time-based RSUs with one-year cliff vesting after the date of grant.

The performance goals of the 2022-2023 Executive Incentive Plan are:

Strategic Objective	Expected Result	Achievement
1. Establish a comprehensive 2022-2025 market strategy for the LUNA and ISU platforms	Detailed global marketing and communication plan focused on six geographies and commercial plans and budgetary implications	100%
2. Complete go-to market plan for novel features, technologies and business model for the LUNA System and the ISU	Focus on value of novel features and value creation opportunities	75%
3. Develop and expand relationships with potential strategic investors and unique investment pools of capital	Identification of collaboration opportunities and sources of capital	75%
4. Create strategies to optimize the Company’s market cap to reflect a valuation more in line with industry competitors and market potential	Focus on disclosures related to next generation products and future plans	67%
5. Well-articulated plans for each of the above objectives presented to the Board by March 31, 2023		60%

In April 2023, the Compensation Committee met to discuss the Executive Incentive Plan results. The Compensation Committee concluded that, overall, 75% of the goals were achieved under the Plan, with the development of the market strategy for the LUNA System and ISU devices, the identification of the novel features of the ISU and LUNA System to drive the commercial stage, including the advancement of the digital initiatives, and the success of entry into strategic collaborations and partnerings were key to the goal achievement at the 75% level. The Compensation Committee noted the hurdles presented by market conditions and other factors that reduced the overall achievement of the capital raising goal. The awards to the NEOs under the Executive Incentive Plan are included in the Summary Compensation Table below.

Long-term equity awards

For 2022, the Compensation Committee elected to retain a mix of one-third each of stock options, time-based RSUs and performance-based RSUs (“PRSUs”) for the long-term equity awards because it believed the mix, along with the short-term incentive plans, provided an appropriate level of both retentive and incentive compensation. The time-based stock option awards and RSUs granted to the Named Executive Officers vest over a three-year period in equal installments. For 2022, the performance factor for the PRSUs was the performance of more than 3,000 surgical procedures globally using the Senhance Surgical System on a twelve month trailing average during the performance period. The performance period was January 1, 2022 through October 1, 2023. The performance goal was achieved as of December 31, 2022, therefore the PRSUs vested or will vest in three equal installments on February 4, 2023, 2024 and 2025.

The Compensation Committee considers the data regarding the long-term equity awards to executives of the peer group companies, including the percentage of outstanding equity held by executives at peer group companies, when making annual equity awards. The Compensation Committee believes that, because of the volatility of the Company’s stock price, and the stock price impact on the number of equity awards granted, it is most important for the NEOs to maintain ownership at close to the 50th percentile of ownership percentage by the executive at peer group companies, even if that ownership percentages leads to a higher value at the time of grant. As the pay vs. performance data shows, on pages 35 to 36 of this proxy statement, the value of the unvested long-term equity awards fluctuates widely based on the Company’s stock prices at various times during the performance or time-based periods. For 2022, the 50th percentile for ownership was 3.0% for the peer group chief executives with an award value of $1.3 million. Mr. Fernando’s 2022 awards had a grant date value of $1.4 million, and increased his equity ownership by 0.7% of the outstanding to ownership of 1.5% of outstanding equity after the 2022 awards. For Mr. Rampertab, the award value of approximately $500,000 was between the 50th and 75th percentile of peer group chief financial officers, and increased his equity ownership by 0.25% to 0.36% of outstanding equity after the 2022 awards. These values do not reflect the equity awards made in April 2023 under the 2022-2023 Executive Incentive Plan. Please see the Summary Compensation Table for the value of equity awards earned for 2022.

The Compensation Committee determined, in response to the stockholder engagement program discussed above, that it was appropriate to increase the percentage of PRSUs awarded to the NEOs in 2023 and to include two operational-based performance measures rather than one. The Compensation Committee continues to believe that operational goals, rather than stock performance-based goals, are more appropriate for the Company, as the Compensation Committee believes the advancement of the Company’s strategic plan, including the development and launch of the LUNA System in 2025 and the establishment of strategic collaborations are the most critical pathway to success for the Company and its stockholders. The Compensation Committee received feedback from significant stockholders during the stockholder engagement process that supported this determination. Therefore, the percentage of long-term incentive awards for 2023 were increased to 50% of the total award, and two operational performance goals were approved.

The grant date value of the equity awards made to the Named Executive Officers in 2022 are set forth in the Summary Compensation Table following this CD&A.

Other benefits

Perquisites and other benefits - We offer our Named Executive Officers modest perquisites and other personal benefits that we believe are reasonable and in our best interest and generally in line with benefits we offer to all of our employees. The benefits were reviewed by management and the Compensation Committee in 2021 and, as a recruiting and retention tool, a 401(k) plan match of 100% of the first 3% of pay and 50% of the next 2% of pay was approved for the Company’s existing 401(k) plan. See the disclosure in the Summary Compensation Table for more information regarding benefits paid in 2022.

Employment agreements and severance benefits - We have entered into employment agreements with each Named Executive Officer. These agreements provide our Named Executive Officers with certain severance benefits in the event of involuntary termination. See “Executive Compensation — Agreements with Named Executive Officers.”

Pension benefits - The Company has no defined benefit plans, supplemental executive retirement plans or actuarial plans in which the Named Executive Officers participate.

Nonqualified defined contribution and other deferred compensation plans – The Company does not have a non-qualified defined contribution plan.

In December 2021, the Board approved the 2021 Executive Deferred Compensation Plan a non-qualified deferred compensation plan for the executives of the Company (the “Deferred Compensation Plan”).  Mr. Fernando is currently the only participant in the Deferred Compensation Plan.  Under the Deferred Compensation Plan, Mr. Fernando is entitled to defer base salary and bonus compensation at his election, and to receive the same 401(k) plan match as other employees.  Mr. Fernando deferred 10% of his base salary and bonus for 2022.  The minimum annual deferrable amount is 1% and the maximum is 50% of base annual salary and 100% of his annual bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be earned.  The participant is always 100% vested in his own contributions, but Company matching contributions vest one-third per year of service with the Company. Therefore, the participant must remain with the Company for three or more years of service before the Company’s matching contributions fully vest under the Deferred Compensation Plan. However, with less than three years of service, all Company matching contributions become immediately and fully vested upon death, disability, or a change in control of the Company, as defined in the Deferred Compensation Plan. The Compensation Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability or his or her involuntary termination of employment. The Deferred Compensation Plan also permits the Company, in its sole discretion, to make additional contributions that may vary among participants, if additional participants are added, and to determine the terms, including vesting, to be applied to such contributions.

Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon disability, death or termination of services with the Company. A participant’s own contributions will be paid in the form of a lump sum payment; Company contributions will be paid in three annual installments. At the time of the initial deferral of salary and bonus, a participant may elect to receive a distribution of all or a percentage of his or her contributions during employment, which the participant can elect to further defer for at least five years during employment if the election is made at least 12 months prior to the scheduled distribution. Certain specified employees, including the chief executive officer, have a six-month delay imposed upon distributions pursuant to a separation from service or than upon death, as required by the final Code section 409A regulations.

In the event of a change in control, the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change in control event” under Code section 409A.

Participants will be permitted to select a deemed investment return on contributions held under the terms of the Deferred Compensation Plan, and such deemed gains and losses will determine the amounts to be distributed to participants.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with the Company’s management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K and in its proxy statement for the 2023 Annual Meeting of Stockholders.

David B. Milne, Chair
Elizabeth Kwo
Richard Pfenniger

William Starling

April 20, 2023

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Executive Compensation Tables

The named executive officers (Named Executive Officers) for 2022 are Anthony Fernando, our Chief Executive Officer (CEO) and President, and Shameze Rampertab, our Executive Vice President (EVP) and Chief Financial Officer (CFO). The following table provides the compensation of our Named Executive Officers for the years ended December 31, 2022 and 2021.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(1)(3)(4)	Option Awards ($)(1)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	Other Compensation ($)(6)	Total ($)
Anthony Fernando,	2022	440,000	‑	1,191,259	389,572	451,500	9,533	2,481,864
President and CEO	2021	440,000	250,000	4,353,055	1,765,839	280,500	-	7,089,394

Shameze Rampertab,	2022	325,000	‑	423,266	149,965	186,250	-	1,084,481
EVP and CFO	2021	325,000	75,000	454,205	148,641	138,125	-	1,140,971

(1)

Total compensation for the Named Executive Officers is determined by the Compensation Committee each year, based on its evaluation of the needs of the Company, the desire to recruit and retain top management to advance the Company’s goals, and competition for executives in the industry.

(2)	For 2022, no discretionary retention bonuses were approved for the NEOs.

For 2021, represents a discretionary cash retention bonus for each of Mr. Fernando and Mr. Rampertab earned for 2021 and paid in 2022. The Compensation Committee and the independent members of the Board approved discretionary retention bonuses consisting of cash and RSUs with a one-year cliff vesting period for the NEOs as set forth below. The RSUs were granted in February 2022 with one-year cliff vesting and are reported as part of the 2022 stock awards. These discretionary awards were made after careful consideration of the extraordinary efforts of the executive officers, particularly Mr. Fernando, in leading the Company through the challenges of 2020 and 2021, achieving success in the reaching the pre-established corporate goals despite such challenges, and maintaining the Company’s focus on its strategic goals while securing financing for the Company expected to extend its cash reach into 2024, and adapting to the impact of COVID-19 surges on the Company’s business and strategic focus. The Compensation Committee also considered the executive officers’ compensation as compared to the peer company executive compensation data for the Company’s peer group of companies in making these awards. The Compensation Committee believes it is important to maintain equity compensation for the Named Executive Officers to align their interests with those of stockholders.

2021 Discretionary Retention Bonus
Executive Officer	RSUs	Cash
Anthony Fernando, President and Chief Executive Officer	280,899	$250,000
Shameze Rampertab, EVP and Chief Financial Officer	84,270	$75,000

(3)

Includes value of time-based restricted stock units (RSUs) and performance-based RSUs (PRSUs) awarded to the Named Executive Officers as part of long-term incentive awards for each year. For 2021 and 2022, the Compensation Committee determined that it was important to provide a mix of one-third each of stock options, time-based RSUs and PRSUs. Based on its review of the peer group data and other information provided to the Compensation Committee by Radford, the Compensation Committee believes that it is important to include performance-based equity in the mix of equity awards, while retaining the retentive value of time-based RSUs and stock options. The time-based stock option awards and RSUs granted to the Named Executive Officers vest over a three-year period in equal installments. For 2021, the performance factor for the PRSUs was the performance of more than 2,000 surgical procedures globally using the Senhance Surgical System on a twelve month trailing average during the performance period. The performance period was January 1, 2021 through October 1, 2022. The performance goal was achieved as of December 31, 2021, therefore the PRSUs vested or will vest in three equal installments on February 4, 2022, 2023 and 2024. For 2022, the performance factor for the PRSUs was the performance of more than 3,000 surgical procedures globally using the Senhance Surgical System on a twelve month trailing average during the performance period. The performance period was January 1, 2022 through October 1, 2023. The performance goal was achieved as of December 31, 2022, therefore the PRSUs vested or will vest in three equal installments on February 4, 2023, 2024 and 2025.

For 2022, also includes the value of the RSUs awarded upon the 75% achievement of the Executive Incentive Plan. The awards to the NEOs under the Executive Incentive Plan are:

Name	Cash	RSUs
Anthony Fernando	$187,500	271,739
Shameze Rampertab	$56,250	81,521

(4)

For all RSUs, PRSUs and stock options, the values reflect the aggregate grant date fair value for all awards made in 2022, computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation –Stock Compensation (“FASB ASC 718”). Assumptions made in the calculation of these amounts are described in Note 13 to the Company’s audited consolidated financial statements, included in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 2, 2023 (the “Annual Report”).

(5)

Represents annual incentive bonuses paid under the 2022 Incentive Plan and the cash portion of the bonus paid under the Executive Incentive Plan. Performance goals were established by the Compensation Committee under these plans. The incentive bonuses are determined by the Compensation Committee based on the achievement of performance goals. See Compensation Discussion and Analysis on pages 27 to 29 of this proxy statement for the determinations made under the 2022 Incentive Plan and the Executive Incentive Plan.

Under the 2021 Incentive Plan, the Compensation Committee considered 2021 revenue of $8.2 million, the performance of 2,100 surgeries globally using the Senhance Surgical System, receipt of 510(k) clearance for articulating instruments, submission of a 510(k) application for the expanded capabilities of the ISU by June 2021, and the ability to reduce expenses, below budget, in 2021 for general and administrative, research and development and sales and marketing, on a cash basis, in making its determination. The remaining goals were determined not to be achieved. The Compensation Committee also noted the impact of additional COVID-19 pandemic surges and other factors determined to be outside the Company’s control, as well recognizing the ability of the Company employees to achieve the 2021 results despite such challenges. After considering the foregoing factors, the Compensation Committee approved annual incentive plan payouts at 85% of the target bonus levels under the 2021 Incentive Plan.

(6)	Represents Company contribution to the Deferred Compensation Plan for the CEO.

PAY VERSUS PERFORMANCE

The Company is providing the following information that shows the difference in the value of compensation paid to our NEOs at different points in time as required by the rules of the SEC.

Pay vs. Performance Table

Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO NEO ($) (1)	Average Compensation Actually Paid to Non-CEO NEO ($) (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (3)	Net Loss ($) (3)

2022	2,481,864	(238,674)	1,084,481	506,836	55.54	(75,561,000)
2021	7,089,394	6,495,782	1,140,971	1,007,143	177.60	(62,462,000)

(1) Reflects the total compensation of our current President and CEO, Anthony Fernando. Our non-CEO NEO is Shameze Rampertab, our CFO, for each of the years ended December 31, 2022 and 2021 (the “Covered Years”). Amounts shown in these columns are as calculated in the Summary Compensation Table for each of the years shown.

(2) For each Covered Year, in determining both the compensation actually paid for our CEO and the compensation actually paid for our Non-CEO NEO for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in these columns for such Covered Year the following amounts:

Item and Value Added (Deducted)	2022	2021
For Mr. Fernando:
Deduction for Summary Compensation Table “Stock Awards” column value	$(1,191,259)	$(4,353,055)
Deduction for Summary Compensation Table “Option Awards” column value	$(389,572)	$(1,765,839)
Increase for year-end fair value of outstanding equity awards granted in Covered Year	$684,486	$2,566,025
Decrease for change in fair value of outstanding equity awards granted in prior years	$(1,349,344)	$340,813
Decrease for change in fair value of prior-year equity awards vested in Covered Year	$(474,849)	$2,618,444

Item and Value Added (Deducted)	2022	2021
For Mr. Rampertab:
Deduction for Summary Compensation Table “Stock Awards” column value	$(423,266)	$(454,205)
Deduction for Compensation Table “Option Awards” column value	$(149,965)	$(148,641)
Increase for year-end fair value of outstanding equity awards granted in Covered Year	$246,953	$249,484
Decrease for change in fair value of outstanding equity awards granted in prior years	$(173,200)	$85,933
Decrease for change in fair value of prior-year equity awards vested in Covered Year	$(78,167)	$133,601

The fair values of options at the time of grant, at each year-end, and on vesting dates during the 2022 and 2021 periods were all determined using the Black-Scholes model. The table below summarizes the option fair values and related assumptions used to calculate Compensation Actually Paid for fiscal years 2022 and 2021.

Grant Year	2022	2021
ASXC Stock Price	$0.35 – 0.95	$0.62 – 3.81
Volatility	79.88 – 140.73%	121.85 – 187.03%
Expected life (in years)	1.3 – 4.5 years	1.8 – 4.5 years
Expected dividend yield	0.00%	0.00%
Risk-free rate	1.19 – 4.63%	0.17 – 1.17%

(3) For each Covered Year, our total shareholder return (“TSR”) was calculated based on the yearly percentage change in our cumulative TSR on our Common Stock, measured as the quotient of (a) the difference between our closing Common Stock prices at the end versus the beginning of the measurement period, divided by (b) our closing Common Stock prices at the beginning of the measurement period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each measurement period to produce the Covered Year-end values of such investment as of the end of 2022 and 2021, as applicable.

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the CAP for the CEO and the CAP for our Non-CEO NEO (in each case as set forth in the PVP Table above) and (2) the total shareholder return and net loss set forth in the PVP Table above.

Financial Performance Measures

In addition to two financial measures, the Compensation Committee considers a number of measures tied to the operation of the business and increasing the visibility of the Company’s product and service offerings in the highly competitive landscape of robotic surgery as it works to advance its Performance-Guided Surgery initiative. The Company has not been, since 2019, focused primarily on financial measures of performance as it tries to implement it strategy and grow its business. Such financial and performance measures are used in developing incentive compensation plans for both of its Named Executive Officers. These measures include:

●	annual revenue;
●	maintaining adherence to budget and conservation of cash resources while implementing the Company’s strategic plan;
●	growth in surgical procedure volume using the Senhance System quarter over quarter;
●

focus on driving the Company’s strategic plan, including the current focus on the utilization of the ISU and the development of the LUNA System, and the laparoscopic surgical performance features of PGS; and

●	enhanced placement, utilization and analysis of surgical data derived from the Company’s ISUs.

2022 GRANTS OF PLAN-BASED AWARDS

The following table sets forth grants of plan-based awards to the Named Executive Officers earned for 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)	All Other Option Awards (#)(2)	Exercise Price of Option Awards ($)/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Anthony Fernando	2/4/2022	$264,000	$330,000	$418,000	‑	486,900	‑	578,000	$0.80	$1,580,831
					‑	486,900	‑
					‑	280,899	‑
	4/21/2023		$250,000		-	187,500	-

Shameze Rampertab	2/4/2022	$97,500	$162,500	$308,750	‑	187,250	‑	222,500	$0.80	$573,231
					‑	187,250	‑
					‑	84,270	‑
					-	62,500	-
	4/21/2023		$75,000		-	56,250	-

(1)	Represents 2022 Annual Incentive Plan awards and cash portion of 2022-2023 Executive Incentive Plan awards. See CD&A for more information.

(2)

Represents awards of time-based RSUs and PRSUs. For the CEO, PRSUs include 486,900 of the February 2022 annual grant and all of the April 2023 grant, made upon achievement of the 2022-2023 Executive Incentive Plan at the 75% level.

(3)

For all RSUs, PRSUs and stock options, the values reflect the aggregate grant date fair value for all awards made in or for 2022, including the equity awards made under the 2022-2023 Executive Incentive Plan, computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation –Stock Compensation (“FASB ASC 718”). Assumptions made in the calculation of these amounts are described in Note 13 to the Company’s audited consolidated financial statements, included in the Company’s Annual Report.

2022 OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth information regarding stock options exercised and RSUs and PRSUs vested during 2022 for the Named Executive Officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony Fernando	‑	‑	906,380	$725,104
Shameze Rampertab	‑	‑	115,275	$92,220

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table lists the outstanding equity awards held by the Named Executive Officers at December 31, 2022:

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock that have not Vested(#)	Market Value of Shares or Units of Stock that have not Vested($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested

	—	(1)	578,000	(1)	—	0.80	02/02/2029	—	—	2,324,372	813,530
	289,393	(1)	578,768	(1)	—	4.21	02/08/2028	—	—	—	—
	183,331	(1)	183,331	(1)	—	0.82	06/08/2027	—	—	—	—
	38,775	(2)	1,685	(2)	—	32.11	02/06/2029	—	—	—	—
Anthony	15,307	(2)	—	(2)	—	42.51	10/31/2028	—	—	—	—
Fernando	61,614	(2)	—	(2)	—	18.07	02/07/2028	—	—	—	—
	31,230	(2)	—	(2)	—	18.46	02/02/2027	—	—	—	—
	11,537	(2)	—	(2)	—	19.89	10/25/2026	—	—	—	—
	25,383	(2)	—	(2)	—	49.66	02/12/2026	—	—	—	—
	7,692	(2)	—	(2)	—	31.85	10/28/2025	—	—	—	—
	15,384	(2)	—	(2)	—	38.61	08/17/2025	—	—	—	—

	—	(1)	222,500	(1)	—	0.80	02/04/2029	—	—	554,252	193,988
Shameze	48,720	(1)	24,358	(1)	—	4.21	02/08/2028	—	—	—	—
Rampertab	100,000	(1)	50,000	(1)	—	0.42	08/24/2027	—	—	—	—
	—		—		—	—	—	—	—	—	—

(1)	One-third of the shares underlying each option award vests annually.
(2)

One-fourth of the shares underlying each option award vests on the first anniversary of the grant date of such option award, and 1/48th of the shares underlying the full award vest each month thereafter for 36 months.

(3)	Each of the stock options granted prior to 2020 have a ten-year term beginning on the date of grant. For grants made in 2020, 2021 and 2022, the term of stock options was reduced to seven years.
(4)	Based on the closing price of the Company’s Common Stock on December 31, 2022 of $0.35 per share, the last trading day of the 2022 fiscal year.

CEO to Median Employee Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S‑K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Fernando.

We believe our executive compensation program must provide competitive compensation to our employees to allow us to recruit and retain employees incentivized to work as a team to create stockholder value.

For 2022, to determine our median employee, we chose payroll records as our consistently-applied compensation measure. We annualized this measure of compensation for those who commenced employment during 2022. Using a determination date of December 31, 2022, we calculated the compensation for all employees, and calculated the median employee from that group. The annual total compensation of the employee identified as the median employee of the Company (other than Mr. Fernando), was $111,376 and the annual total compensation of Mr. Fernando was $2,481,864.

Accordingly, the ratio of the annual total compensation of Mr. Fernando to the median of the annual total compensation of all employees of the Company was estimated to be 22 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, pay ratios reported by other companies may not be comparable to our reported pay ratio.

Compensation Policies and Practices as they Relate to the Company’s Risk Management

The full Board routinely discusses the risks faced by the Company in operating its business and implementing its strategic plan. In making executive compensation decisions, including the identification of performance and operational goals for the short-term cash-based incentive plan and the performance-based RSUs, the Compensation Committee discusses such risks and focuses such performance criteria to provide incentive compensation measures tied to advancing the Company’s most important operational goals. Such executive compensation is designed to reward the Named Executive Officers for meaningful growth of the Company’s business, and are not designed to encourage or promote risky decisions.

Agreements with Named Executive Officers

Anthony Fernando

On November 8, 2019, the Company entered into an amended and restated employment agreement with Anthony Fernando regarding Mr. Fernando’s employment with the Company as its President and Chief Executive Officer. The initial employment period under the employment agreement commenced on November 8, 2019 and ended on December 31, 2021. The term of the employment agreement automatically renews for successive one-year terms, unless terminated in accordance with the terms of the employment agreement. Mr. Fernando’s annual base salary under the employment agreement at the time of execution was $440,000, and effective January 1, 2023, is $500,000. Mr. Fernando’s salary is subject to increase in accordance with the employment agreement. He is eligible to receive annually, or otherwise, an incentive compensation award opportunity, payable in cash, as determined by the Compensation Committee of the Board, and he is eligible for long term incentive equity compensation. Mr. Fernando’s target annual cash incentive compensation opportunity will not be less than 75% of his base salary for the portion of the employment period falling within a given fiscal year, and performance goals are based on Company performance metrics, as established and approved by the Compensation Committee or the Board annually. The equity-based compensation will be awarded under the Company’s then existing equity incentive plan, in the discretion of the Compensation Committee or the Board. Mr. Fernando is entitled to severance benefits, paid by the Company or any successor, as follows. If the employment agreement is terminated without cause or for good reason, or if the employment agreement is not extended at the end of the then-current term, Mr. Fernando will receive severance as described below, and continued health and welfare benefits for twelve months following termination. If Mr. Fernando’s employment is terminated in connection with a Change in Control of the Company (as defined in the employment agreement), his severance benefits would be expanded to twenty-four months. The severance payable is the sum of (a) his annual rate of base salary immediately preceding his termination of employment, and (b) his target annual bonus for the fiscal year in which the termination occurs; provided, that if the qualifying termination occurs in connection with a Change in Control of the Company, the target bonus paid as part of the severance will be the target bonus approved for Mr. Fernando for the year in which the Change in Control occurs, or, if he is not employed by the Company in such year, or a bonus is not determined for such year, then the year immediately preceding the year in which the Change in Control occurs. In addition, Mr. Fernando would continue to receive payment for healthcare benefits for such period. Such severance benefit can be paid in a lump sum in the Change in Control context, subject to a payment delay required by applicable law. In addition, in the event of termination of his employment in connection with a Change in Control, to the extent not previously accelerated, all of Mr. Fernando’s unvested outstanding equity awards shall accelerate and vest upon the date of termination. Mr. Fernando is subject to non-solicitation and non-competition covenants during the terms of the employment agreement and for one year immediately following the termination of his employment.

Shameze Rampertab

On August 14, 2020, the Company entered into an employment agreement with Mr. Rampertab regarding Mr. Rampertab’s employment with the Company as Executive Vice President and Chief Financial Officer. The initial employment period under the employment agreement is August 24, 2020 to August 31, 2022. The term of the employment agreement then will automatically renew for successive one-year terms, unless terminated in accordance with the terms of the employment agreement. The terms of his employment and his employment agreement are subject to Ontario’s Employment Standards Act, 2000 (the “ESA”), the Ontario Human Rights Code and other statutory and common law requirements. These requirements with very limited exceptions include mandated minimum notice periods, or pay in lieu of notice, for termination of employment, which are generally one week for each year of service up to eight weeks, and may include statutory severance, generally one week of pay for each year of service up to 26 weeks.

Pursuant to his employment agreement, Mr. Rampertab received an initial base salary of $275,000, which increased to $325,000 in 2021 and 2022.

Effective January 1, 2023, his salary is $338,000 per year. Mr. Rampertab is also eligible to receive annual short-term, performance-based cash bonus awards. During the term, Mr. Rampertab’s target annual cash incentive compensation opportunity will be no less than 50% of his base salary for the portion of the employment period falling within a given fiscal year, and performance goals shall be based on Company performance metrics, as established by the Compensation Committee or the Board. The equity-based compensation will be awarded under the Plan, or any successor thereto, in the discretion of the Compensation Committee or the Board. Rampertab is entitled to severance benefits under the employment agreement as follows: (i) if Mr. Rampertab’s employment is terminated without Cause (as defined in the employment agreement) or he terminates his employment for Good Reason (as defined in the employment agreement) or if the Company elects not to extend the employment agreement at the end of the then-current term, Mr. Rampertab will receive an amount equal to the greater of (a) severance and continued health and welfare benefits for six (6) months following termination, or (b) any additional minimum pay in lieu of notice, statutory severance, benefits continuation, accrued vacation and any other minimum entitlement as required by the ESA, to the extent the ESA then governs any amounts payable to Mr. Rampertab; and (ii) if Mr. Rampertab’s employment is terminated in connection with a Change in Control of the Company (as defined in the employment agreement), his severance benefits described in clause (i)(a) would be expanded to twelve (12) months. The severance payable under clause (i)(a) is one-twelfth per month of the sum of (a) his annual rate of base salary immediately preceding his termination of employment, and (b) his target annual bonus for the fiscal year in which the termination occurs. Such severance benefit can be paid in a lump sum in the event of a Change in Control. If Mr. Rampertab’s employment is terminated as a result of his death, disability or for Cause, or if he resigns without Good Reason, Mr. Rampertab may also be eligible to receive minimum pay in lieu of notice, statutory severance, his bonus for the year of termination of his employment, benefits continuation, accrued vacation and any other minimum entitlement if and as required by the ESA, to the extent the ESA then governs any amounts payable to Mr. Rampertab. In addition, in the event of termination of his employment in connection with a Change in Control, to the extent not previously accelerated, all of Mr. Rampertab’s unvested outstanding equity awards shall accelerate and vest upon the date of termination. Further, the vesting period of Mr. Rampertab’s equity awards may extend beyond the date of termination of his employment and continue to the end of the minimum notice of termination period required by the ESA in the event of a termination of his employment pursuant to which notice of termination (or pay in lieu thereof) is required by the ESA (if the ESA is applicable at the time of termination). The exercisability of the stock options will extend through the 90-day period following termination of his employment, unless there is a termination for Cause, in which case it will extend until the date of termination or the end of the statutory notice period required by the ESA if the circumstances of the termination require notice of termination pursuant to the ESA. Mr. Rampertab is subject to non-solicitation and non-competition covenants during the terms of the employment agreement and for one year immediately following the termination of his employment.

The Named Executive Officers get no compensation, other than accrued obligations, in other termination events, including voluntary termination by the executive or termination on death or disability of the executive. The following table calculates what the severance compensation would have been for the Named Executive Officers employed at December 31, 2022, if a qualifying termination had occurred at December 31, 2022 under the employment agreements:

Named Executive Officer	Benefit	Termination without Cause ($)	Termination for Good Reason ($)	Change In Control (Single Trigger) ($) (1)	Change In Control (Double Trigger) ($)
Anthony Fernando	Severance (2)	770,000	770,000	—	1,540,000
	Equity Awards (3)	—	—	—	813,530
	Heath Care Benefits (4)	—	—	—	—
	Total	770,000	770,000	—	2,353,530

Shameze Rampertab	Severance (2)	325,000	325,000	—	650,000
	Equity Awards (3)	—	—	—	193,988
	Health Care Benefits	11,954	11,954	—	23,908
	Total	336,954	336,954	—	867,896

(1)	No severance benefits or equity award acceleration occurs automatically on the event of a Change of Control.

(2)

Receipt of severance is contingent upon executing a release of claims. Severance is paid over a one-year period for Mr. Fernando and a six-month period for Mr. Rampertab, if there is a qualifying termination without cause or termination with good reason outside of the Change in Control context, and for two years for Mr. Fernando and twelve months for Mr. Rampertab if there is a qualifying termination without cause or for good reason in connection with a Change in Control. Severance payments paid in connection with a termination in connection with a Change in Control can be paid in a lump sum. Severance payments are subject to applicable law and will be paid by the Company or any successor.

(3)

Consists of the difference between the fair market value of our Common Stock and the exercise price of the stock option for each in-the-money stock option grant and the fair market value of any RSUs and PRSUs for which vesting is accelerated. The closing price of the Company’s Common Stock on December 31, 2022 was $0.35 per share; therefore no value was added for stock options that were out-of-the-money as of such date.

(4)	Mr. Fernando does not receive healthcare benefits from the Company.

Equity Compensation Plans

The Amended and Restated Incentive Compensation Plan, as amended (the “Plan”), is currently the Company’s only equity compensation plan under which it makes awards. The Plan was originally approved by the Board and adopted by the majority of our stockholders on November 13, 2007, and amended and restated and approved by the Board and approved by the majority of our stockholders on May 7, 2015 to increase the number of shares of Common Stock authorized under the Plan to 918,461 shares, and to make other changes. The Plan was amended on June 8, 2016 to increase in the number of shares reserved for issuance under the Plan to 1,456,923 shares, on May 25, 2017 to increase the number of shares reserved for issuance under the Plan to 1,995,384, on May 24, 2018 to increase the number of shares reserved for issuance under the Plan to 3,149,230, on April 24, 2019 to increase the number of shares reserved for issuance under the Plan to 4,072,308, and to make other changes, on June 8, 2020 to increase the number of shares reserved for issuance under the Plan to 10,072,308, and to make other changes, and on July 22, 2021 to increase the number of shares reserved under the Plan to 32,072,308. The Plan is used for plan-based awards for officers, other employees, consultants, advisors and non-employee directors. The Company can issue stock options, stock appreciation rights, restricted stock units and other stock-based awards under the Plan.

In connection with a 2013 merger transaction, the Company assumed all of the options that were issued and outstanding immediately prior to the merger as issued by Asensus Surgical U.S., Inc., a subsidiary of the Company and a party to the merger, and adjusted based on the merger exchange ratio, which are now exercisable for approximately 86,633 shares of Common Stock. Such options were granted under the TransEnterix, Inc. 2006 Stock Plan (the “2006 Plan”) which was assumed by the Company in the merger. The 2006 Plan is maintained solely for the purpose of the stock options granted under such 2006 Plan that remain outstanding; no future awards are authorized to be made under the 2006 Plan.

Director Compensation

Director Compensation Arrangements

On April 28, 2021, the Board approved revised compensation arrangements for non-employee directors of the Company that were recommended by the Compensation Committee. The program restored, as of July 1, 2021, the payment of the annual retainers in cash and increases the baseline annual board retainer, and the additional annual non-executive Chair retainer, from $40,000 to $50,000. Each director can elect to receive payment of the annual board retainer or the non-executive Chair retainer in equity rather than cash. The Committee Chair and Committee member cash compensation, annual equity award value and the value of initial equity awards for new non-employee directors remain the same.

The Board approved the new non-employee director compensation program based on a review of compensation practices at peer companies. The non-employee director compensation program continues the Company’s practice of not paying per-meeting fees. Anthony Fernando, the Company’s Chief Executive Officer and a director, does not receive additional compensation for serving as a director. The following chart summarizes the non-employee director compensation program, which became effective on July 1, 2021:

Annual Cash Retainer(1)			Annual Equity Award (2)	Initial Equity Award (2)
Non-Employee Director role:	Dollar value	Election to be paid in equity

Equity grant of stock options or restricted stock units with a value of $45,000. Director can elect the form of equity. Cliff vesting at first anniversary of grant or following year’s annual meeting date, if earlier, subject to forfeiture if not vested.

Equity grant of stock options or restricted stock units with a value of $150,000. Incoming director can elect the form of equity. Vests one-third of award on each of the first three anniversaries of the date of grant.

Baseline Board Retainer	$50,000	Yearly election will be made by each director to receive cash retainer in restricted stock unites or stock options
Non-Executive Chair Additional Retainer	$50,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$13,000
CG & Nominating Committee Chair	$10,000
Audit Committee Member	$ 9,000
Compensation Committee Member	$ 6,000
CG& Nominating Committee Member	$ 5,000

(1)	Annual non-employee director compensation limit of $250,000 with initial year compensation limit of $500,000 as set forth in the Amended and Restated Equity Compensation Plan.

(2)

Number of shares of common stock, restricted stock units or stock options calculated using a stock price equal to the greater $1.00 or the average closing price in the 20 trading days prior to the date of grant and, for stock options, if elected by a director, a Black Scholes calculation. Stock options have a seven-year term.

2022 Director Compensation

The following table lists the compensation paid during 2022 to the non-employee directors of the Company.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrea Biffi	—	—	36,100				36,100
Kevin Hobert	59,000	—	17,100				76,100
Elizabeth Kwo	56,000	—	17,100				73,100
David B. Milne	102,000	—	17,100				119,100
Richard C. Pfenniger, Jr.	76,000	17,100	—				93,100
William N. Starling	66,000	—	17,100				83,100

(1)	Based on the closing price of the Common Stock on the date of grant.

(2)

For all stock options in the table, the option values reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are described in Note 13 to the Company’s audited consolidated financial statements, included in the Annual Report.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL ONE – ELECTION OF DIRECTORS

The Board has nominated seven incumbent directors for re-election as directors to serve until our next annual meeting and until each director’s successor is duly elected and qualified. Each director nominee has consented to being named as a director nominee in this proxy statement and to serving as a director, if elected. Please see pages 7 through 10 of this proxy statement under the heading “Directors” for information regarding the seven nominees for election as a director.

Nominees for election of directors

The persons named in the form of proxy will vote the shares represented by such proxy for the election of the seven nominees for director named below. If, at the time of the Annual Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, David B. Milne, Anthony Fernando, Andrea Biffi, Kevin Hobert, Elizabeth Kwo, M.D., Richard C. Pfenniger, Jr. and William N. Starling will each hold office for a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

Vote required and recommendation

The Board of Directors recommends a vote “For” the election of Messrs. Milne, Fernando, Biffi, Hobert, Pfenniger and Starling and Dr. Kwo to the Board. Directors are elected by a plurality of votes. Unless otherwise specified, the proxy will be voted “For” the election of the Board’s slate of nominees. Discretionary authority may be exercised by the proxy holders named in the proxy to vote for a substitute nominee proposed by the Board if any nominee becomes unavailable for election.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted. Under the Dodd-Frank Act, the Company is providing the stockholders a vote to approve, on an advisory (nonbinding) basis, the compensation paid to our Named Executive Officers in 2021 as disclosed in this proxy statement in accordance with the SEC’s rules.

This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific element of our executive compensation programs, but rather to address our overall approach to the compensation of our Named Executive Officers as described in this proxy statement. The Board is asking the stockholders to indicate their support for our executive compensation program, as described in this proxy statement, by voting “For” the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers for 2022, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, and the Summary Compensation Table and the other compensation tables and disclosure.

Advisory Nature of the Vote

Because this vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the stockholders and, to the extent there is any significant vote against the Company’s compensation practices for the Named Executive Officers as disclosed in this proxy statement, the Board will consider this stockholders’ vote and the Compensation Committee will evaluate whether any actions are necessary to address the stockholders’ concerns when considering future executive compensation arrangements.

Vote required and recommendation

Proposal Two requires the affirmative vote of a majority of the shares present at the Annual Meeting or by proxy and entitled to vote.

The Board of Directors recommends that stockholders vote “For” the proposal on an advisory basis. Unless otherwise specified, the proxy will be voted “For” approval of Proposal Two.

PROPOSAL THREE – ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY

The Dodd-Frank Act also requires us to provide the stockholders with an advisory vote on how frequently in the future the Company should seek an advisory vote approving the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules. In voting on this Proposal Three, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officers’ compensation once every one, two, or three years. If desired, as set forth in the attached proxy, a stockholder may abstain from voting on Proposal Three.

The Board has considered the Dodd-Frank Act requirements for such “say-on-pay frequency” vote and has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. The appropriate frequency of an advisory vote on executive compensation is the subject of diverging opinions and views, and the Board believes there is reasonable basis for each of the three options. Less frequency would encourage a more long-term, rather than short-term, analysis of our executive compensation programs and would avoid the burden that annual votes would impose on stockholders required to evaluate the executive compensation program each year. On the other hand, greater frequency provides stockholders the opportunity to react promptly to emerging trends in compensation and gives the Board and the Compensation Committee the opportunity to evaluate the compensation program each year in light of timely input from stockholders.

Advisory Nature of the Vote

Because this vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board of Directors values the stockholders’ opinions and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Vote required and recommendation

The alternative of “One Year,” “Two Years” or “Three Years” that receives the affirmative vote of the majority of shares present in person or by proxy and entitled to vote will be deemed the choice of the stockholders. If no one frequency selection alternative receives such majority vote, the alternative receiving the most votes will be deemed the choice of the stockholders.

The Board of Directors recommends that stockholders vote for “One Year” in Proposal Three. Unless otherwise specified, the enclosed proxy will be voted for “One Year.”

PROPOSAL FOUR – AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

The purpose of the Asensus Surgical, Inc. Amended and Restated Incentive Compensation Plan, as amended (the “Plan”), is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us and our subsidiaries and affiliates. We are proposing to further amend and restate the Plan as described in this proposal. The Plan is intended to enable those persons to acquire or increase an ownership interest in us in order to strengthen the mutuality of interests between them and our stockholders, and to provide those such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

Change Proposed to be made to the Plan and Reasons for the Change

The change to the Plan proposed for stockholder approval is an increase in the number of shares available for existing and future awards under the Plan by 22,000,000 to a total of 54,072,307 shares of Common Stock.

As of April 14, 2023, without the increase approved by the Board on April 21, 2023, 32,072,307 shares of Common Stock were authorized for issuance under the Plan, of which 863,642 shares remain available for future issuance. With the 22,000,000 shares we are requesting to add to the Plan, the total number of shares subject to existing awards or available for future awards of 22,863,642 shares is approximately 9.6% of the 239,346,219 outstanding shares as of the record date. The shares available for future issuances represent approximately 0.4% of the outstanding shares as of the record date.

In order to continue to provide the appropriate equity incentives to plan participants in the future, on April 21, 2023, the Board approved, subject to stockholder approval at this Annual Meeting, an amendment and restatement of the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 22,000,000 shares from 32,072,307 shares to 54,072,307 shares.

The Company desires to have sufficient shares available for incentive and compensation awards to be made under the Plan as it continues to pursue its development activities for the LUNA System and its PGS initiative, while continuing to focus on growing its existing business with its Senhance System and ISU products and related services. In addition, like many medical device companies, the Company has the need to provide equity incentive compensation awards to new hires and existing employees in order to recruit, hire, promote and/or maintain employees in a tight labor market. We believe it is important for us to have sufficient availability to provide retentive equity awards to existing employees, particularly while we are trying to conserve cash, and believe it is prudent to maintain sufficient authorized shares to allow us to make new hire, promotion and annual equity awards to employees, advisors and consultants in the future. In addition, the Company provides equity awards to non-employee directors as compensation for serving as a director, and anticipates that it may recruit new directors in the future as it strives to add skills and qualifications to its Board. Further, the Board is evaluating the compensation to be paid to non-employee directors, and the use of stock in such compensation. For these reasons, the Company is seeking approval to add an additional 22,000,000 shares to the Plan.

A copy of the proposed Amended and Restated Plan is attached as Annex A to this proxy statement. The following is a summary of the provisions of the Plan. You are encouraged to review the Plan for a full understanding of the Plan.

Description of the Plan

Shares Available for Awards; Annual Per-Person Limitations

Under the Plan, without the increase approved by the Board on April 21, 2023, 32,072,307 shares of Common Stock are reserved for issuance, of which 863,642 remain available for new issuances as of the date of this proxy statement. If the amendment to the Plan is approved at this Annual Meeting, the total number of shares of Common Stock reserved under the Plan would be increased by 22,000,000 shares to an aggregate of 54,072,307 shares. We believe such increase will allow us to make needed equity awards for two to three years. Any shares that are subject to awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or other awards count against this limit as one share for every option, right or unit granted.

If any shares subject to an award are forfeited, expire or otherwise terminate without issuance of shares, then the shares subject to such forfeiture, expiration or termination will again become available for awards under the Plan. Shares tendered in payment of any exercise price or withheld to satisfy any tax withholding obligation will not be available for re‑grant; any cash tendered to pay any exercise price or to meet tax withholding obligations will not be used by the Company to purchase additional shares on the open market for use under the Plan. Awards issued in substitution for awards previously granted by a company acquired by us or one of our subsidiaries or affiliates, or with which we or one of our subsidiaries or affiliates combines, do not reduce the limit on grants of awards under the Plan.

While equity incentive awards are an important part of our compensation program, the Board and the Compensation Committee of the Board are mindful of their responsibility to our stockholders to exercise judgment in granting equity‑based awards. We review a number of metrics to assess the cumulative impact of our equity compensation programs, including burn rate and overhang. Burn rate measures our usage of shares from our equity incentive plans as a percentage of our outstanding Common Stock. Overhang measures the potential dilution to which our existing stockholders are exposed due to outstanding equity awards.

The annual share usage for the last three fiscal years was as follows:

	FY 2020	FY 2021	FY 2022
Burn Rate (1)	10.84%	2.73%	5.77%
Overhang (2)	7.48%	11.05%	10.27%

(1)

Burn rate represents, for each fiscal year (i) the sum of stock options granted plus restricted stock and RSUs awards granted as multiplied by a multiplier based on stock price volatility divided by (ii) the basic weighted average common shares outstanding.

(2)

Overhang represents (i) total plan shares divided by (ii) the sum of total plan shares and common shares outstanding, where total plan shares equals the sum of the number of shares available for future grants under all existing plans, and the number of stock options and RSUs outstanding.

In addition, given the volatility in the Company’s stock price and the desire to provide reasonable, competitive compensation to existing and new non-employee directors, beginning in 2020 the Company established the annual maximum limitation for awards to non-employee directors as a dollar value, rather than a fixed number of shares. The current annual limitations under the Plan for awards to non-employee directors is $250,000 per year, with the one-time ability for annual maximum compensation of $500,000 in the initial year of service. See “Director Compensation” above in this proxy statement.

Administration

The Compensation Committee administers the Plan. The Compensation Committee, acting as the administrator of the Plan has, among other things, the discretionary authority to interpret the Plan, determine eligibility for and grant awards, determine the number of shares subject to any award made under the Plan, determine, modify or waive the terms and conditions of any award, prescribe forms, rules and procedures, and do all things necessary to carry out the purposes of the Plan, all subject to the provisions of and limitations in the Plan. All determinations of the Compensation Committee made under the Plan will be conclusive and will bind all parties. The Compensation Committee may, in its discretion, delegate to one or more individuals the day‑to‑day administration of the Plan and any of the functions assigned to the Compensation Committee in the Plan.

Eligibility

The persons eligible to receive awards under the Plan are our non-employee directors, officers, other employees, consultants and other persons who provide services to us or any of our subsidiaries or affiliates. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the Plan. As of the record date, approximately 190 non-employee directors and employees were eligible to participate in the Plan. In addition, current consultants are eligible to participate in the Plan.

The following table sets forth summary information as to outstanding awards granted under the Plan to the Named Executive Officers, non-employee directors and non-executive employees and consultants during 2022:

Name/Group	Number of Shares
Anthony Fernando, CEO and President	1,832,699

Shameze Rampertab, EVP and Chief Financial Officer	681,270

Non-Employee Directors as a group	383,188

Non-Executive Employees and Consultants as a group	7,253,546

Stock Options and Stock Appreciation Rights

The Compensation Committee is authorized to grant stock options, including both incentive stock options, which we refer to as “ISOs,” which can result in potentially favorable tax treatment to the recipient, and non-qualified stock options, and stock appreciation rights entitling the recipient to receive the amount by which the fair market value of a share of the Common Stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right cannot be less than the fair market value on the date of grant. For purposes of the Plan, the term “fair market value” means the closing sales price per share of the Common Stock as reported on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. If the Common Stock is not listed on any such exchange or market, the Compensation Committee will determine the fair market value. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years, and the minimum vesting schedule for stock options is six months. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Compensation Committee. As determined by the Compensation Committee and included in an award agreement, options may be exercised by payment of the exercise price in cash, shares of Common Stock underlying the award or owned shares having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time.

There are currently no SARs issued and outstanding. As of the date of this proxy statement, shares to purchase an aggregate of 10,169,169 are subject to outstanding stock options, with a weighted average exercise price of $3.34/share and a weighted average remaining term of the total number of outstanding stock options of 5.52 years.

Unless otherwise determined by the Compensation Committee (in an award agreement or otherwise) or as otherwise directed in writing to the Company by a participant holding an option, each option outstanding on the trading day prior to the date the option would otherwise expire with an exercise price per share that is less than the fair market value per share of Common Stock as of such date will automatically and without further action by the participant or the Company be exercised on such date. Payment of the exercise price of any such option and related tax obligations will be “net settled” to the maximum extent permitted by applicable law. This automatic exercise feature does not apply to an option if the participant incurs a termination of employment on or before the date immediately prior to the end of the option’s term.

Restricted Stock and Restricted Stock Units

The Compensation Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which will be subject to any risks of forfeiture and other restrictions as the Compensation Committee may impose. An eligible person granted restricted stock generally has all of the rights of a Company stockholder, unless otherwise determined by the Compensation Committee. An award of restricted stock units confers upon the recipient the right to receive shares of Common Stock at the end of a specified restriction period and/or performance period, subject to any risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on recipients the right to receive, on a deferred basis, an amount equal in value to dividends paid on a specific number of shares of Common Stock. The Compensation Committee has not granted dividend equivalents with respect to any outstanding awards and has no current intention to start granting dividend equivalents in the future.

Other Stock-Based Awards

The Compensation Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Compensation Committee determines the terms and conditions of those awards.

Performance Awards

The Compensation Committee is authorized to grant performance awards to eligible persons on terms and conditions established by the Compensation Committee. The performance goals to be achieved during any performance period, and the length of the performance period, are determined by the Compensation Committee upon the grant of the performance award; provided that the minimum performance period is one year. Performance awards may be settled by delivery of cash, shares, or any combination, as determined by the Compensation Committee.

For performance awards, the Compensation Committee shall determine the financial or operational performance, stock-performance related or individually-based goals.

Impact of Certain Termination Events on Awards

Specific events that lead to termination of a participant’s employment with the Company or a subsidiary have been added to the Plan and have the following consequences on outstanding awards:

Termination Event	Stock Options *	Service‑based Awards *	Performance‑based Awards *
Voluntary termination	All vested options remain exercisable for 90 days or, if shorter, the term of the option; unvested options are forfeited	Outstanding awards are forfeited	Outstanding awards are forfeited
Death	Outstanding exercisable options are exercisable for one year after death	Awards that would have vested in one year accelerate and vest on termination of employment	Outstanding awards are forfeited
Disability	Outstanding exercisable options are exercisable for one year after termination of employment or, if shorter, the term of the option	Awards that would have vested in one year accelerate and vest on termination of employment	Awards with end of performance period within one year of termination of employment will continue to be subject to performance goals and be issued, if earned, at the end of the performance period
For Cause	Outstanding awards are forfeited	Outstanding awards are forfeited	Outstanding awards are forfeited

*

All of these acceleration events are subject to the requirement that, except for five percent (5%) of the shares available for award under the Equity Plan, the minimum vesting period is six months. If an employment agreement has different terms, the employment agreement will control.

No Repricing

The Plan explicitly prohibits any repricing of outstanding options without stockholder approval.

Clawbacks

The Company has the right to recoup or “claw back” any payment made with respect to an Award under the Plan to the extent necessary to comply with applicable federal securities laws.

Other Terms of Awards

Awards may be settled in the form of cash or shares, other awards or a combination in the discretion of the Compensation Committee. Net settlement for the payment of tax obligations or the exercise price, if applicable, is authorized to the extent allowable by law. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3. Unless otherwise provided by the Compensation Committee in an award agreement, the vesting schedule or forfeiture period for awards shall be at least six months from the date of grant.

Impact of a Change in Control

In the case of a Change in Control:

●

Awards Not Assumed or Substituted by the Surviving Entity. Upon the occurrence of a change in control, and except with respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Compensation Committee or the Board, any outstanding awards shall be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Compensation Committee: (i) the continuation of the outstanding awards by the Company, if the Company is a surviving entity, (ii) the assumption or substitution for the outstanding awards by the surviving entity or its parent or subsidiary, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such awards (which value, in the case of options or stock appreciation rights, shall be measured by the amount, if any, by which the fair market value of a Share exceeds the exercise or grant price of the option or stock appreciation right as of the effective date of the transaction).

●

Awards Assumed or Substituted by Surviving Entity. With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant terminates his or her employment for good reason in connection with a change in control, if applicable to the participant, then (i) all of that participant’s outstanding awards shall become fully vested and exercisable, (ii) all time-based vesting restrictions on the participant’s outstanding awards shall lapse, and (iii) the payout opportunities attainable under all of such participant’s outstanding performance awards shall be deemed to have been earned as of the date of such employment termination at the target level, and subject to applicable law, there shall be a pro rata payout to the participant or his or her beneficiary within 30 days following the date of the employment termination based upon the length of time within the performance period that has elapsed prior to the date of the employment termination.

If more specific terms are set forth in any separate plan document or agreement between the Company and any participant, such separate plan or agreement shall govern the treatment of Awards. The Compensation Committee has approved acceleration of vesting or lapse of forfeiture restrictions for the Named Executive Officers on a “double-trigger” basis under their employment agreements, as described on pages 39 to 42 of this proxy statement.

Amendment and Termination

The Board or the committee may amend, alter, suspend, discontinue or terminate the Plan, or the Compensation Committee’s authority to grant awards under the Plan, or any award agreement, without the consent of stockholders or participants, except that any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by applicable law (including applicable stock exchange requirements). In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would: (i) materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to a recapitalization or other event affecting all shares equally; (ii) reduce the minimum exercise price for options granted under the Plan; (iii) reprice any outstanding awards, other than in connection with a change in the Company's capitalization; or (iv) change the class of persons eligible to receive awards under the Plan.

Notwithstanding the foregoing, neither the Board nor the Compensation Committee can materially and adversely affect the rights of a participant without the consent of the affected participant. No amendment, suspension or termination of the Plan shall impair the rights of any participant under an outstanding sward, unless agreed to in a writing signed by the participant and the Company. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award except as otherwise provided in the Plan.

Material U.S. Federal Income Tax Consequences of Awards

The following is a summary of material U.S. federal income tax considerations relating to the Plan. The summary is based on U.S. federal income tax laws and regulations presently in effect, which are subject to change, possibly retroactively. Tax laws are complex and may vary depending on individual circumstances and from locality to locality. This discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Plan and does not address state, local or foreign tax consequences. All participants in the Plan are urged to consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of participating in the Plan based on the participant’s personal circumstances.

Nonqualified Stock Options. Under the Code, the grant of a nonqualified stock option is generally not taxable to the optionee. On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value of the shares acquired over the exercise price. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s holding period for those shares will begin on that date. Upon an optionee’s sale of shares acquired pursuant to the exercise of a nonqualified stock option, any difference between the sale price and the fair market value of the shares on the date when the stock option was exercised will be treated as long-term or short-term capital gain or loss.

If an optionee pays for shares of stock on exercise of an option by delivering shares of Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if the fair market value of such shares differs from the optionee’s tax basis in such shares. The optionee, however, will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. The tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The optionee’s tax basis and holding period for any shares received in excess of the number of shares delivered by the optionee will be the same as if the optionee had exercised the option solely in exchange for cash.

Upon an optionee’s exercise of a nonqualified stock option, the Company or the applicable subsidiary will generally be entitled to a deduction for U.S. federal income tax purposes at such time and in the same amount recognized as ordinary income to the optionee, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in those Sections, and provided that the Company effects withholding with respect to the deemed compensation.

Incentive Stock Options. The Plan provides for the grant of stock options that qualify as incentive stock options (“ISOs”) as defined in section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share of stock received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share of stock acquired on exercise of an ISO before the end of the Required Holding Period, (a “Disqualifying Disposition”) the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised (or, if less, the amount realized on such Disqualifying Disposition) over the exercise price. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, the excess gain recognized will be short-term or long-term capital gain, depending upon the length of time the shares have been held after the date of exercise.

If an optionee exercises an ISO by delivering shares of stock acquired by an earlier exercise of an ISO, and the previously acquired shares have not been held for the Required Holding Period, the optionee will recognize ordinary income on the Disqualifying Disposition.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year.

The Company is not entitled to take a deduction for U.S. federal income tax purposes with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is entitled to a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in that Section, and provided that the Company effects withholding with respect to the deemed compensation.

Stock Appreciation Rights. The Company may grant stock appreciation rights (“SARs”) separate from any other award or in tandem with options under the Plan. Generally, the recipient of an SAR will not recognize any taxable income at the time the SAR is granted. When the SAR is exercised, the recipient receives the appreciation inherent in the SARs in cash and such cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock. The Company will be entitled to a deduction for U.S. federal income tax purposes in an amount equal to the amount recognized by the recipient as ordinary income, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in those Sections, and provided that the Company effects withholding with respect to the deemed compensation.

SARs may be issued in tandem with a stock option. Under this type of arrangement, the exercise of a SAR will result in the cancellation of an option, and the exercise of an option will result in a cancellation of a SAR. If the recipient of a tandem SAR elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option, as previously discussed above. As a result, the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

Restricted Stock. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received under the Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file a “section 83(b) election” with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income at the time the shares are awarded in an amount equal to their fair market value at that time, notwithstanding that such share are not vested and may be subsequently forfeited. If a recipient makes such an election, the recipient will not recognize any additional taxable income at the time the shares become vested, but if the shares are later forfeited, the recipient will not be allowed a tax deduction for the forfeited shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sales price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

The Company will be entitled to a deduction for U.S. federal income tax purposes equal to the amount of ordinary income taxable to the recipient, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in that Section, and provided that the Company effects withholding with respect to the deemed compensation.

Restricted Stock Units. A participant normally will not realize taxable income upon the award of RSUs. A participant will be subject to tax on the earlier of the year in which the participant receives the underlying shares of Common Stock or the year in which the award is no longer subject to a substantial risk of forfeiture. In that year, the participant will recognize income equal to the fair market value of the shares of the Company’s Common Stock received, or no longer subject to a substantial risk of forfeiture, and the Company will be entitled to a deduction in the same amount, provided that such amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Performance‑based Awards. A participant who has been granted a performance‑based award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction for U.S. federal income tax purposes at that time. When an award is paid, whether in cash or shares of Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, provided that such amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount. The participant’s tax basis in any shares acquired pursuant to a performance‑based award is the amount recognized by him or her as income attributable to such shares. Upon a subsequent disposition of the shares, the participant will generally realize a capital gain or loss, as applicable.

Other Stock Awards.  The U.S. federal income tax consequences of any other stock awards will depend upon the specific facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The company generally will be entitled to a deduction for U.S. federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in those Sections, and provided that the Company effects withholding with respect to the deemed compensation.

Tax Withholding. Ordinary income recognized in connection with the receipt or exercise of an award under the Equity Plan is subject to income and employment tax wage withholding, unless the participant is not an employee of the Company, or any subsidiary or affiliate. The Company, or any subsidiary or affiliate, may deduct from all payments made under the Equity Plan, an amount (which may include shares of Common Stock) to satisfy any federal, state, local or foreign withholding obligations with respect to any award.

Section 409A. Section 409A of the Code governs the taxation of deferred compensation. Awards received under the Plan are intended to be exempt from the requirements of Section 409A where possible. However, there can be no assurance that awards designed to be exempt from Section 409A will in fact be exempt. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

Section 280G. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions on stock awards in connection with a change in control could be deemed an “excess parachute payment” for purposes of the parachute tax provisions of Section 280G of the Code. In that event, the grantee could be subject to a 20% excise tax and the Company or applicable subsidiary could be denied a tax deduction with respect to a portion of the grants.

Vote required and recommendation

Proposal Four requires the affirmative vote of a majority of the shares present at the Annual Meeting or by proxy and entitled to vote.

The Board of Directors recommends that stockholders vote “For” the proposal to amend and restate the Plan. Unless otherwise specified, the proxy will be voted “For” approval of Proposal Four.

PROPOSAL FIVE – RATIFICATION OF INDEPENDENT ACCOUNTING FIRM

On April 21, 2023, the Board approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and directed that the selection of BDO be submitted to the stockholders for ratification at the Annual Meeting. Although the Company is not required to submit the selection of independent registered public accountants for stockholder approval, if the stockholders do not ratify this selection, the Board may reconsider its selection of BDO. The Board considers BDO to be well qualified to serve as the independent auditors for the Company; however, even if the selection is ratified, the Board may direct the appointment of a different independent registered public accounting firm at any time during the current or subsequent fiscal year if the Audit Committee and Board determine that the change would be in the Company’s best interests.

Audit Fees

BDO has served as the independent registered public accounting firm of the Company since 2013. The following table sets forth the fees billed to the Company by BDO for audits of the Company’s consolidated annual consolidated financial statements and other services for the years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees	$513,113	$529,348
Audit Related Fees	$—	$—
Tax Fees	$73,407	$—
All Other Fees	$—	$—
Total Fees	$586,520	$529,348

Audit Fees. This category includes fees billed by BDO in 2022 and 2021 for professional services for the audit of our annual consolidated financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under the category “Audit Fees.”

Tax Fees. This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax advice, and tax planning.

All Other Fees. This category includes fees billed in the fiscal years shown for products and services provided by the principal accountant that are not reported in any other category.

Pre-Approval Policies and Procedures

Our Audit Committee has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by our independent auditors. The services requiring pre-approval by the audit committee may include audit services, audit-related services, tax services and other services. The pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total amount of revenues paid by us to our independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee. All audit-related services, tax services and all other services provided by BDO are pre-approved by the Audit Committee. The Audit Committee has considered and determined that the provision of all non-audit services set forth in the table above is compatible with maintaining BDO’s independence.

Attendance at Annual Meeting

Representatives of BDO intend to be present at the Annual Meeting and will be available to respond to questions.

Vote required and recommendation

The ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast by the holders of Common Stock entitled to vote.

The Board of Directors recommends that stockholders vote “For” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Unless otherwise specified, the proxy will be voted “For” approval of Proposal Five.

ANNUAL REPORT TO STOCKHOLDERS

Included with this proxy statement is the Company’s 2022 Annual Report to Stockholders.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement and annual report is being delivered to stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Upon the written or oral request of a stockholder, we will deliver promptly a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy was delivered. Stockholders desiring to receive a separate copy now or in the future may contact us through at our corporate offices at 1 TW Alexander Drive, Suite 160, Durham, North Carolina 27703 or by telephone, (919) 765-8400. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the address and telephone number stated above.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

For any proposal that is otherwise permitted at the Annual Meeting, but was not submitted to the Company on or before December 22, 2022, the persons named as proxy in the proxy card will be allowed to use his discretionary voting authority pursuant to Exchange Act Rule 14a-4(c)(1).

If a stockholder desires to make a nomination for a director candidate or candidates to be included in the Company’s proxy statement for the annual meeting of stockholders to be held in 2024, all information required for such nomination must be received by the Corporate Secretary no later than April 7, 2024. The information should be directed to our Corporate Secretary, 1 TW Alexander Drive, Suite 160, Durham, North Carolina 27703.

Stockholder proposals intended to be included in our proxy statement and proxy for our 2024 annual meeting of stockholders pursuant to the provisions of Exchange Act Rule 14a-8 must be received by us at our executive offices by February 6, 2024, unless the date of the Company’s 2024 annual meeting of stockholders is changed by more than 30 days from June 6, 2024 (the one-year anniversary date of the 2023 Annual Meeting), in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials. Stockholder proposals should be directed to our Corporate Secretary, 1 TW Alexander Drive, Suite 160, Durham, North Carolina 27703.

Under our bylaws, only such business shall be conducted as shall have been brought before the meeting as specified in the meeting notice, by or at the direction of the Board or by any stockholder who is a stockholder of record at the time of giving of the meeting notice, who is entitled to vote at such meeting and who complies with the notice procedures set forth in Section 2.05 of our bylaws. Pursuant to such notice procedures, a stockholder notice of a matter to be considered for the 2024 annual meeting, including a nomination of a director candidate, must be received by the Company no earlier than February 6, 2024, and no later than March 8, 2024 to be considered timely for the 2024 annual meeting of stockholders.

Under the SEC’s universal proxy rules, effective in 2022, if a stockholder desires to propose alternatives nominees for election as a director at future annual meetings, we will include the nominees on the proxy card, as long as the stockholder complies with all applicable rules. For 2024, a stockholder desiring to propose alternative nominees for directors must provide us with notice by April 8, 2024.

OTHER MATTERS

Management and the Board know of no matters to be brought before the Annual Meeting other than as set forth in this proxy statement. However, if any such other matters properly are presented to the stockholders for action at the Annual Meeting and at any adjournment or postponement, it is the intention of the proxy holder named in the proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

By Order of the Board of Directors,

Joshua B. Weingard
Corporate Secretary

Annex A

ASENSUS SURGICAL, INC.

AMENDED AND RESTATED
INCENTIVE COMPENSATION PLAN

Amended and Restated as of: _________ __, 2023

ASENSUS SURGICAL, INC.

AMENDED AND RESTATED
INCENTIVE COMPENSATION PLAN

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ASENSUS SURGICAL, INC.
AMENDED AND RESTATED
INCENTIVE COMPENSATION PLAN

1.            Purpose. The purpose of this Amended and Restated Incentive Compensation Plan, as amended from time to time (the “Plan”), is to assist Asensus Surgical, Inc., a Delaware corporation (the “Company”) and its Subsidiaries (as hereinafter defined) to attract, motivate, retain and reward high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Subsidiaries by enabling such persons to acquire or increase an ownership interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with incentives to expend their maximum efforts in the creation of stockholder value.

2.            Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)    “Affiliate” means any entity that is, directly or indirectly, controlled by, under common control with or controlling the Company or any entity in which the Company has a significant ownership interest as determined by the Committee.

(b)    “Automatic Exercise Date” shall mean, with respect to an Option, the last business day of the applicable term that was established by the Committee for such Option (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option if the Option initially had a ten-year term); provided that with respect to an Option that has been amended pursuant to this Plan so as to alter the term, “Automatic Exercise Date” shall mean the last business day of the term that was established by the Committee for such Option as amended.

(c)    “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(d)    “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(e)    “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f)    “Beneficial Owner” and “Beneficial Ownership” have the meanings ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act and any successor to such Rule.

(g)    “Board” means the Company’s Board of Directors.

(h)    “Cause” with respect to any Participant, has the meaning specified in an employment or other agreement with, for the performance of services to, the Company or a Subsidiary. In the absence of any such agreement, “Cause” means (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Subsidiary, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Subsidiary, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Subsidiary, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Subsidiary, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Subsidiary. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i)    “Change in Control” has the meaning set forth in Section 9(c).

(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k)    “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” that meets any applicable requirements of the Code, and (iii) Independent.

(l)    “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(m)    “Consultant” means any person (other than an Employee or a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary.

(n)    “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(o)    “Director” means a member of the Board.

(p)    “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q)    “Dividend Equivalent” means a dividend payable on a hypothetical Share of Common Stock.

(r)    “Effective Date” means May 7, 2015, which was the date of the Company’s 2015 Annual Meeting on which this Plan was initially approved by stockholders of the Company.

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(s)    “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(t)    “Employee” means any person, including an officer or Director, who is an employee of the Company or any Subsidiary.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules promulgated thereunder and successor provisions and rules thereto.

(v)    “Fair Market Value” means, as of any given date, the closing sale price per share of the Common Stock reported on a consolidated basis on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. If the Common Stock is not so listed on an exchange or market, Fair Market Value will be determined by the Committee, or under procedures established by the Committee.

(w)    “Good Reason” has the meaning of “good reason” or “for good reason” as set forth in any employment agreement between the Participant and the Company or a Subsidiary.

(x)    “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y)    “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of NYSE American or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of NYSE American.

(z)    “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares at a specified price during specified time periods.

(aa)    “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(bb)    “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(f) hereof.

(cc)    “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd)    “Performance Award” means any Award of Options, Restricted Stock, Restricted Stock Units or Other Stock Awards with Performance Goals granted pursuant to Section 6(g).

(ee)    “Performance Goals” means financial or operating, stock performance-related or individually-based goals established for an Award by the Committee, or, pursuant to delegated authority, by a delegate.

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(ff)    “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Performance Award are to be measured.

(gg)    “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and includes a “group” as defined in Section 13(d) thereof.

(hh)    “Repriced” means (i) any transaction performed with the intent or effect of (A) reducing the exercise price of any outstanding Option, (B) cancelling or exchanging outstanding Options in exchange for cash, other Awards or replacement Options, including through a tender offer process, with exercise prices that are less than the exercise price of the cancelled or exchanged Options, or (C) any similar share exchange transaction involving outstanding Awards; or (ii) any transaction defined as repricing under the NYSE American rules for listed companies.

(ii)    “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(jj)    “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(kk)    “Restricted Stock Units” or “RSUs” mean a unit or other right to receive one Share per unit, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified restriction or forfeiture period.

(ll)    “Restricted Stock Unit Award” means an Award of RSUs granted to a Participant under Section 6(e) hereof.

(mm)    “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(nn)    “Shares” means the shares of Common Stock, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(oo)    “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(pp)    “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(qq)    “Termination of Employment” means, with respect to any Employee, the Employee’s ceasing to be an Employee; provided, however, that for Incentive Stock Option purposes, Termination of Employment will occur when the Participant ceases to be an employee (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company or one of its Subsidiaries; and provided further that for any Award subject to Section 409A, Termination of Employment means a separation from service within the meaning of Section 409A. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

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3.            Administration of the Plan. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. Except to the extent prohibited by applicable law (including applicable stock exchange rules), the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan. Such delegation may be revoked at any time.

(a)         Powers of the Committee. Subject to the other provisions of the Plan, the Committee shall have the authority, in its discretion, to:

(i)    select the Eligible Persons to whom Awards are to be granted hereunder;

(ii)    determine the number of Shares to be covered by each Award granted hereunder;

(iii)    determine the type of Award to be granted to the selected Eligible Persons;

(iv)    approve forms of Award Agreements for use under the Plan;

(v)    determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(vi)    correct administrative errors;

(vii)    construe and interpret the terms of the Plan and Awards granted under the Plan;

(viii)    adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of applicable laws and procedures;

(ix)    prescribe, amend and rescind rules and regulations relating to the Plan;

(x)    modify or amend each Award, including, but not limited to, the acceleration of vesting or exercisability; provided, however, that any such amendment is subject to Section 10(e);

(xi)    allow Participants to satisfy withholding tax amounts by electing (in such form and under such conditions as the Committee may provide) to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting or lapse of forfeiture of a Restricted Stock Award, RSU Award, Performance Award or Other Stock Award that number of Shares having a Fair Market Value equal to the maximum that can be withheld in the applicable jurisdiction;

(xii)    authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

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(xiii)    determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting a Termination of Employment for purposes of the Plan, subject to the applicable requirements of Code Section 409A; and

(xiv)    make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(b)         Effect of Committee’s Decisions. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other Employee of the Company and such attorneys, consultants and accountants as it may select.

(c)         Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.            Shares Subject to Plan.

(a)        Aggregate Limits. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 54,072,307. Any Shares subject to Awards that are cancelled, expire or are forfeited without the issuance of any Shares shall be available for re-grant under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares tendered or withheld in payment of the Option exercise price, or (ii) Shares delivered to or withheld by the Company to satisfy any tax withholding obligation authorized by the Committee. Shares issued in payment of any Award may either be authorized and unissued Shares or treasury Shares. Any cash tendered to pay any exercise price or to meet tax withholding obligations will not be used by the Company to purchase additional Shares on the open market for use under this Plan. Notwithstanding anything in this Section 4 to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be issued under the Plan as a result of the exercise of the Incentive Stock Options shall be 54,072,307 Shares.

(b)       Award Vesting Limitations. Notwithstanding anything to the contrary in this Plan, but subject to Section 9 of the Plan, Awards granted under the Plan shall vest no earlier than the six-month anniversary of the applicable date of grant; provided, however, that notwithstanding the foregoing, but subject to Section 9(b), Awards that result in the issuance of up to five percent (5%) of the Shares available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

5.            Limitation on Awards to Non-Employee Directors. Awards granted under the Plan during any calendar year to any non-employee Director shall not exceed $250,000 in value, except that in connection with his or her initial appointment to the Board, such non-employee Director may be granted an Award or Awards with a value of up to $500,000.

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6.            Specific Terms of Awards.

(a)         General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)         Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)    Exercise Price. The exercise price per Share purchasable under an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii)    Vesting Period, Performance Goals and Time and Method of Exercise. Options granted under the Plan shall vest and be exercisable at such time, subject to achievement of designated Performance Goals, if any, and/or in such installments during the period prior to the expiration of the Option’s term as determined by the Committee and set forth in the Award Agreement. The minimum vesting schedule for Options shall be six months after the date of grant. The Committee shall determine the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Subsidiary, and the methods by or forms in which Shares will be delivered to Participants.

(iii)    Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

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(1)    the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years after the date of grant; and

(2)    the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(iv)         No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 10(c)), the exercise price of an Option may not be Repriced without stockholder approval.

(v)          Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise determined by the Committee (in an Award Agreement or otherwise) or as otherwise directed in writing to the Company by a Participant holding an Option, each Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. Payment of the exercise price of any such Option and related tax obligations shall be “net settled” to the maximum extent permitted by applicable law. Unless otherwise determined by the Committee, this Section 6(b)(v) shall not apply to an Option if the Participant incurs a Termination of Employment on or before the Automatic Exercise Date.

(c)         Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)    Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) for Tandem Stock Appreciation Rights, the exercise price per share of the related Option and for Freestanding Stock Appreciation Rights, the Fair Market Value per share on the date of grant.

(ii)    Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of Performance Goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

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(iii)    Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)          Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)    Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The minimum Restriction Period is six months after the date of grant. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of Performance Goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Forfeiture. Upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company.

(iii)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

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(iv)    Dividends. Dividends that are declared and paid on the outstanding shares of Common Stock during any period for which forfeiture restrictions apply to a Restricted Stock Award shall not be paid at the time dividends are paid to stockholders, but shall be accrued, without interest, and paid out when such forfeiture restrictions lapse; provided, that any accrued dividends are forfeited to the extent the underlying Shares under the Award are forfeited.

(e)    Restricted Stock Unit Award. The terms and conditions of a grant of a RSU Award shall be reflected in an Award Agreement. RSUs shall be earned, and forfeiture restrictions shall lapse, at such time, in such installments, and/or subject to such Performance Goal(s) and with such Performance Period as determined by the Committee or, if applicable, a delegate of the Committee. No Shares shall be issued at the time a RSU Award is granted, and the Company will not be required to set aside a fund for the payment of any such RSU Award. A Participant shall have no voting or dividend rights with respect to any RSUs granted hereunder until the Shares, if any, underlying the RSU Award are earned and issued.

(i)    Restrictions. A RSU Award shall be subject to (A) forfeiture until the expiration of the Restricted Period by the Committee, and/or satisfaction of any applicable Performance Goals as established under Section 6(g) during a designated Performance Period, to the extent provided in the applicable Award Agreement, and to the extent such RSUs are forfeited, all rights of the Participant to such RSUs shall terminate without further obligation on the part of the Company, and (B) such other terms and conditions as may be set forth in the applicable Award Agreement. The minimum Restriction Period or Performance Period for RSU Awards shall be six months after the date of grant.

(ii)    Settlement of Restricted Stock Units. Upon the expiration of the Restriction Period, and/or satisfaction of the applicable Performance Goals for the Performance Period, the Company shall deliver to the Participant, or his or her Beneficiary, without charge, one Share for each such outstanding RSU for which forfeiture restrictions have lapsed, or which has been earned; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for such RSUs. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restriction Period lapsed, or, if applicable, the date on which the Committee or, if applicable, a delegate of the Committee, determines that the applicable Performance Goals have been met.

(iii)    Dividend Equivalents. Unless set forth in an Award Agreement, no Dividend Equivalents will be paid on any RSU Award. Dividend Equivalents, if added in an Award Agreement, shall only be paid to the extent the RSU Award is earned and paid.

(f)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards.

(g)    Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other Awards or a combination, on terms and conditions established by the Committee, if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, the minimum Performance Period shall be one year. Except as provided in Section 9, Performance Awards will be distributed only after the end of the relevant Performance Period.

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The Committee will establish, in writing, the Performance Goals and the Performance Period for each applicable Performance Award; provided, however, that where the determination of the Performance Goals and Performance Period for any Award for which the Committee has delegated authority under Section 3, the authority to establish Performance Goals and a Performance Period is also delegated. Such Performance Goals may vary by Participant and by Award. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals to prevent dilution or enlargement of the rights of Participants. The amount of the Performance Award earned shall be conclusively determined by the Committee or, if applicable, its delegate. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.

7.            Certain Provisions Applicable to Awards.

(a)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(b)    Form and Timing of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares or other Awards.

(c)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(d)    Code Section 409A. Shares shall not be issued pursuant to the exercise of an Award unless the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Without limiting the foregoing, the Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Committee shall make a good faith effort to interpret and administer the Plan in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of Section 409A of the Code, each installment payment provided under this Plan shall be treated as a separate payment. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, (a) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier), and (b) amounts payable upon the termination of a Participant’s Continuous Service shall only be payable if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, neither the Company, any Subsidiary nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

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(e)         Clawbacks. The Company shall have the right to recoup or “claw back” any payment made with respect to an Award under the Plan to the extent necessary to comply with applicable federal securities laws or the provisions of any applicable clawback policy of the Company.

8.            Impact of Termination of Employment Events. The following Termination of Employment events shall have the following consequences for outstanding Awards; provided, however, the limitation set forth in Section 4(b) shall apply.

(a)         General Rule. Except as otherwise set forth in this Section 8, upon a Termination of Employment, unless an employment or other agreement with the Participant provides for different consequences:

(i)    Options. All outstanding vested and exercisable Options granted to such Participant shall remain exercisable for 90 days after Termination of Employment; provided, that the Option will expire at the expiration of the stated term if earlier.

(ii)    Other Awards. All outstanding and unvested Awards other than Options shall be forfeited.

(b)         For Cause. In the event of a Termination of Employment for Cause, all outstanding Awards, whether vested or not, shall be forfeited.

(c)         Disability of a Participant.

(i)         Options. Upon a Participant’s Termination of Employment as a result of the Participant’s Disability, all outstanding vested and exercisable Options granted to such Participant shall remain exercisable for one year after Termination of Employment as a result of a Disability; provided, that the Option will expire at the expiration of the stated term if earlier.

(ii)        Other Awards. If a Participant’s Termination of Employment is due to the Participant’s Disability:

(1)    all outstanding and unvested Awards not described in subsection (c)(ii)(2) that would have vested prior to the first anniversary of the date of Termination of Employment will accelerate, all forfeiture restrictions will lapse, and the Shares will be issued within thirty (30) days after the date of Termination of Employment; and

(2)    all outstanding Awards that are conditioned upon achievement of one or more Performance Goals and granted to such Participant with a Performance Period ending prior to the first anniversary of the Date of Termination shall continue to be subject to the applicable Performance Goals and paid out, if earned and vested, after the end of the Performance Period when it is determined whether the Award is earned, but in no event later than March 15 in the year following the end of the Performance Period.

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(d)         Death of Participant.

(i)          Options. Upon a Participant’s Termination of Employment as a result of the Participant’s death, all outstanding vested and exercisable Options granted to such Participant shall remain exercisable for one year after Termination of Employment as a result of a death; provided, that the Option will expire at the expiration of the stated term if earlier. If an Option is held by the Participant when he or she dies, the Option may be exercised by the Beneficiary designated by the Participant, the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution.

(ii)         Other Awards.

(1)    all outstanding and unvested Awards not described in subsection (d)(ii)(2) that would have vested prior to the first anniversary of the date of Termination of Employment will accelerate, all forfeiture restrictions will lapse, and the Shares will be issued within thirty (30) days after the date of Termination of Employment; and

(2)    all outstanding Awards that are conditioned upon achievement of one or more Performance Goals and granted to such Participant with a Performance Period ending prior to the first anniversary of the Date of Termination shall continue to be subject to the applicable Performance Goals and paid out, if earned and vested, after the end of the Performance Period when it is determined whether the Award is earned, but in no event later than March 15 in the year following the end of the Performance Period.

9.            Dissolution or Liquidation; Change in Control.

(a)          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, other than a dissolution or liquidation that is defined as a Change of Control, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Option to be fully vested and exercisable until ten days prior to such transaction. In addition, the Committee may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(b)         Change in Control. The provisions of this Section 9(b) shall apply in the case of a Change in Control. If more specific terms are set forth in any separate plan document or agreement between the Company and any Participant, such separate plan or agreement shall govern the treatment of Awards.

(i)    Awards Not Assumed or Substituted by the Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, any outstanding Awards shall be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 9(b)(i) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be non-statutory Options.

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(ii)    Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant terminates his or her employment for Good Reason in connection with a Change in Control, if applicable, then (A) all of that Participant’s outstanding Awards shall become fully vested and exercisable, (B) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (C) the payout opportunities attainable under all of such Participant’s outstanding Performance Awards shall be deemed to have been earned as of the date of such employment termination at the target level, and (subject to Section 9(b)(iv) and Section 10(a)) there shall be a pro rata payout to the Participant or his or her Beneficiary within 30 days following the date of the employment termination (unless a later date is required by Section 10(a) hereof) based upon the length of time within the Performance Period that has elapsed prior to the date of the employment termination; provided, however, if a severance plan or agreement or employment agreement in place at the time of the Change in Control provides for additional acceleration, the terms of such severance plan or agreement or employment agreement shall control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be non-statutory Options.

(iii)    Equitable Adjustments. The Committee, in its sole discretion, may include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(iv)    Code Section 409A. No action shall be taken under this Section 9(b) which shall cause an Award to fail to be exempt from or comply with Code Section 409A.

(v)    Consent. Notwithstanding any other provision of the Plan or any Award Agreement, the provisions of this Section 9(b) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant.

(c)          Definition of Change in Control. A “Change in Control” means the occurrence of any of the following:

(i)    Any Person becomes the Beneficial Owner of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or Affiliate or (iv) any acquisition pursuant to a transaction that complies with (iii)(A), (iii)(B) and (iii)(C) of this definition;

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(ii)    Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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10.         General Provisions.

(a)          Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)         Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)          Adjustments.

(i)    Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which per‑Director Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)    Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with relevant provisions of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or Performance Goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

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(d)         Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee, subject to compliance with applicable law.

(e)          Amendment and Termination of the Plan or Awards. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, or any Award Agreement, without the consent of stockholders or Participants, except that any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by applicable law (including applicable stock exchange requirements). In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

(i)    materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 10(c);

(ii)    reduce the minimum exercise price for Options granted under the Plan;

(iii)    Reprice any outstanding Awards, other than in connection with a change in the Company's capitalization (as described in Section 10(c)); or

(iv)    change the class of persons eligible to receive Awards under the Plan.

Notwithstanding the foregoing, without the consent of an affected Participant, no such Board or Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. No amendment, suspension or termination of the Plan shall impair the rights of any Participant under an outstanding Award, unless agreed to in a writing signed by the Participant and the Company. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f)        Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent or any right to attend meetings of stockholders unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

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(g)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash or Shares, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)    Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(i)    Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k)    Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)    Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan became effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board or the Committee, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

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EXHIBIT A

OPTIONS - ADDENDUM

France

The Committee has determined that it is necessary and advisable to establish a sub-plan for the purpose of permitting options to qualify for the French specific tax and social security treatment.  Therefore, options granted under the Amended and Restated Incentive Compensation Plan (the Plan”) by Asensus Surgical, Inc. (the “Company”) to employees who are French tax residents and/or subject to the French social security regime on a mandatory basis on the Grant Date (the “French Participants”) of its Related Entities may be granted under the terms of this Addendum as follows:

1.	Definitions:

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan and in the Option Agreement. In the event of a conflict between the terms and conditions of the Plan, this Addendum and the Option Agreement, the terms and conditions of the Plan shall prevail except for the following additional terms that shall be defined as follows:

●

Grant Date: the term “Grant Date” shall be the date on which the Board or the Committee (i) designates the French Participant(s), (ii) sets up the Exercise Price of the options, and (iii) specifies the terms and conditions of the options.

●	Related Entities: the term “Related Entities” means the companies within the meaning of Article L. 225-197-2 of the French Commercial Code or any provision substituted for same.

2.	Specific conditions laid down under this Addendum:

1)

Notwithstanding any other provision of the Plan, options granted to any Participant who is a consultant, an “Administrateur,” or a member of the “Conseil de Surveillance,” as these terms are defined in French Corporate law, and who does not have a work contract with the Company or its Related Companies will be deemed to have not been granted an option pursuant to this Addendum.

2)

Notwithstanding any other provision of the Plan, the number of options offered through the Plan cannot exceed one third of the capital of the Company. This limit is reduced to 10% of the company capital if the options are granted over treasury shares.

3)	Notwithstanding any other provision of the Plan, no option can be granted to a French Participant who holds directly or indirectly more than ten percent (10%) of the Company’s share capital.

4)

Notwithstanding any other provision of the Plan, any option with an Exercise Price on the Grant Date of the option that is less than 80% of the average of the market value of the underlying share during the twenty (20) trading days (using opening quotation) preceding the Grant Date shall be deemed to have not been granted under this Addendum. In addition, with respect to options to purchase existing shares, any option with an Exercise Price that is less than 80% of the average price paid by the Company to buy back the Shares it holds as at Grant Date shall be deemed to have not been granted under this Addendum.

5)

Notwithstanding any other provision of the Plan, options cannot be granted before the end of a period of twenty (20) stock exchange sessions after the date on which Shares are traded without dividend rights or capital increase subscription rights (“détachement du coupon”).

6)

Notwithstanding any other provision of the Plan, no options can be granted during the ten (10) stock exchange sessions preceding or following the publication of the annual financial consolidated account or the annual financial statement.

7)

Notwithstanding any other provision of the Plan, no options can be granted during the period starting the date the corporate management of the company is aware of information the publication of which could have a substantial consequence on the Fair Market Value of the Shares and ending ten (10) stock exchange sessions after the publication of this information.

8)

Notwithstanding any other provision of the Plan, the Exercise Price of an option shall be adjusted only upon the occurrence of the events under section L.225-181 of the French Commercial Code. Any reduction by the Company, to the Exercise Price of an outstanding and unexercised option previously issued under this Addendum, to the current Fair Market Value of the underlying Shares shall be deemed to not have been an option granted under this Addendum.

9)

Notwithstanding any other provision of the Plan, in the event of the death of a French Participant, the heirs of such French Participant shall have a six (6)-month period from the date of such French Participant's death, to exercise all or part of the options held by such French Participant on the day of his death regardless of whether or not they are vested. As a consequence, all the options held by such French Participant which have not yet been exercised by his/her heirs upon the expiration of the aforementioned six (6)-month period, shall be definitively and automatically forfeited.

10)	Notwithstanding any other provision of the Plan and, except in the case of death of the French Participant, the options are non-transferable.

11)

Notwithstanding any other provision of the Plan, it is intended that the options granted under this Addendum shall qualify for the special tax and social security treatment applicable to stock options according to Sections L. 225-177 to L. 225-186-1 of the French Commercial Code and in accordance with the relevant provisions set forth by French income tax and social security laws, but no undertaking is made to maintain such status.

The terms of the options granted to French Participants in accordance with this Addendum shall be interpreted accordingly and in accordance with the relevant provisions set forth by French income tax and social security laws, as well as the relevant administrative guidelines and subject to the fulfillment of any applicable legal, tax and reporting obligations, if applicable.

This Addendum is adopted and is effective as of October 26, 2015.

ASENSUS SURGICAL - RESTRICTED STOCK UNITS (RSU) - ADDENDUM

FRANCE

The Committee has determined that it is necessary and advisable to establish a sub-plan for the purpose of permitting Restricted Stock Units (“RSU”) to qualify for the French specific tax and social security treatment applicable to free share awards granted in accordance with Articles L.225-197-1 to L.225-197-6 of the French Commercial Code.

Therefore, RSU granted under the Amended and Restated Incentive Compensation Plan (the Plan”) by Asensus Surgical, Inc. (the “Company”) to employees who are French tax residents and/or subject to the French social security regime on a mandatory basis on the Grant Date (the “French Participants”) of its Related Entities may be granted under the terms of this Addendum as follows:

1.	Definitions:

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan and in the Agreement. In the event of a conflict between the terms and conditions of the Plan, this Addendum and the Agreement, the terms and conditions of the Plan shall prevail except for the following additional terms that shall be defined as follows:

●

“Closed Period” means (i) ten quotation days preceding and three quotation days following the disclosure to the public of the consolidated financial statements or annual statement of the Company; or (ii) the period as from the date the corporate management possesses material information which could, if disclosed to the public, significantly impact the quotation of the Shares of the Company, until ten quotation days after the day such information is disclosed to the public.

●	“Disability” means disability as determined in categories 2 and 3 under Article 341-4 of the French Social Security Code.

●	“First Vesting Date” shall mean the date the first one-third of the RSU become non-forfeitable and converted into Shares as provided for in the Agreement.

●

“Grant Date” shall be the date on which the Committee (i) designates the French Participants; and (ii) specifies the terms and conditions of the RSU, including the number of Shares to be transferred at a future date, the Vesting Period, the Holding Period, the conditions for the delivery of the Shares underlying the RSU by the Company, if any, and the conditions for the disposal of the Shares, if any.

●	“Holding Period” shall mean the period of at least two years following the First/Second/Third Vesting Dates during which the Shares cannot be sold or transferred.

●	“Related Companies” means the companies within the meaning of Article L. 225-197-2 of the French Commercial Code or any provision substituted for same.

●

“RSU” shall mean a promise by the Company to transfer Shares to a French Participant, at a future date, for free as long as the French Participant fulfills the conditions as provided for in the Agreement. The French Participants are not entitled to any dividend or voting rights until the Shares are transferred to the French Participant.

●	“Second Vesting Date” shall mean the date the second one-third of the RSU become non-forfeitable and converted into Shares as provided for in the Agreement.

●	“Third Vesting Date” shall mean the date the last one-third of the RSU become non-forfeitable and converted into Shares as provided for in the Agreement.

●

“Vesting Date” shall mean the date the RSU become non-forfeitable and converted into Shares. The vesting schedule is provided for in the Agreement and may be composed of a First Vesting Date, a Second Vesting Date or a Third Vesting Date. To qualify for the French special tax and social security regime, such First Vesting Date shall not occur prior to the second anniversary of the Grant Date.

2.	Specific conditions laid down under this Addendum:

1)         This Addendum shall be applicable to French Employees and corporate officers (e.g., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de sociétés, Président de sociétés par actions) of a Related Company and who is a French tax resident and/or subject to the French social security regime on a mandatory basis at the time of the grant (the “French Participants”).

2)         RSU may be granted only to French Participants who hold less than ten percent (10%) of the outstanding Shares of the Company at the Grant Date, being specified that a grant cannot entitle a French Participant to hold more than ten percent (10%) of the share capital of the Company.

3)         The First Vesting Date, the Second Vesting Date and the Third Vesting Date shall not occur prior to the expiration of a period of at least two years calculated from the Grant Date. However, notwithstanding the above, in the event of the death or Disability of a French Participant, all of his or her outstanding RSU shall vest as set forth in Section 8 and in Section 9 below.

4)         The Shares are automatically transferred to the French Participant upon Vesting Date. The Shares transferred to a French Participant shall be recorded in the name of the French Participant in an account with the Company or a broker, or in such other manner as the Company may otherwise determine, to ensure compliance with applicable restrictions provided under French tax law.

5)         Unless and until such time as Shares are transferred to the French Participant, the French Participant shall have no ownership of the Shares allocated to the RSU and shall have no right to vote and to receive dividends, if applicable, subject to the terms, conditions and restrictions described in the Plan, in the Agreement and herein.

6)         The Shares shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of until the end of the Holding Period. This Holding Period applies even if the French Participant is no longer an employee or corporate officer of a Subsidiary in France, except as provided for in Section 8, in Section 9 and in Section 10 below. As from the end of each Holding Period (the release Date), the corresponding Shares shall be freely transferable, subject to applicable legal and regulatory provisions in force. In addition, the Shares allocated under this Addendum may not be sold or transferred during Closed Periods.

7)         Notwithstanding any provision in the Plan to the contrary and, except in the case of French Participant’s death, the RSU are not transferable.

8)         In the event of the death of a French Participant, all RSU held by the French Participant at the time of death shall become immediately transferable to the French Participant’s heirs. The Company shall transfer the underlying Shares to the French Participant’s heirs, at their request, provided such request occurs within six months following the death. Notwithstanding the foregoing, the French Participant’s heirs are not subject to the restriction on the sale of shares set forth in Section 6 above.

9)         In the event of the Disability of a French Participant, all RSU held by the French Participant at the time of termination due to the Disability become vested in full. In addition, the French Participant is no longer subject to the restriction on the sale of Shares set forth in Section 6 above.

10)         In the event the French Participant is no longer a French tax resident and is no longer affiliated to the French social security regime on a mandatory basis at Vesting Date, the Holding Period as provided for in this Addendum should not apply.

11)         It is intended that the RSU granted under this Addendum shall qualify for the special tax and social security treatment applicable to free shares granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code and in accordance with the relevant provisions set forth by French tax and social security laws, but no undertaking is made to maintain such status.

The terms of the RSU granted to French Participants shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the relevant administrative guidelines and subject to the fulfillment of any applicable legal, tax and reporting obligations, if applicable.

This Addendum is adopted and is effective as of October 26, 2015.

EXHIBIT B

ISRAELI SUB-PLAN

TO

AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

1.	Special Provisions for Persons Who are Israeli Taxpayers

1.1         This Israeli Sub-Plan (the “Sub-Plan”) to ASENSUS SURGICAL INC.'s Amended and Restated Incentive Compensation Plan (the “Plan”), is made and entered effective as of September 21, 2018 (the “Effective Date”).

1.2         The provisions specified hereunder apply only to Awards granted to persons who are subject to taxation by the State of Israel.

1.3         The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Awards that may be granted under the Sub-Plan to Participants from time to time, in compliance with applicable laws (including securities laws) currently in force in the State of Israel. Except as otherwise provided by this Sub-Plan, all Awards granted pursuant to this Sub-Plan shall be governed by the terms of the Plan. This Sub-Plan is applicable only to Awards granted after the Effective Date.

1.4         This Sub-Plan complies with, and is subject to, the ITO (as such term is defined below) and Section 102 (as such term is defined below).

1.5         The Plan and this Sub-Plan shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall govern.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to Awards granted pursuant to this Sub-Plan:

“3(i) Award” means an Award that is subject to taxation pursuant to Section 3(i) of the ITO which has been granted under this Sub-Plan to any person who is NOT an Eligible 102 Participant.

“102 Capital Gains Track” means the tax track set forth in Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Earned Income Track” means the tax track set forth in Section 102(b)(1) of the ITO.

“102 Earned Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Earned Income Track.

“102 Trustee Grant” means an Award granted under this Sub-Plan pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes 102 Capital Gains Track Grants or 102 Earned Income Track Grants.

“Affiliate” means a present or future company that either (i) Controls the Company, (ii) is Controlled by the Company; or (iii) is Controlled by the same person or entity that Controls the Company.

“Control” or “Controlled” shall have the meaning ascribed thereto in Section 102.

“Controlling Shareholder” as defined under Section 32(9) of the ITO, means an individual who prior to the grant or as a result of the exercise of any Award, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) (i) 10% or more of the outstanding shareholding of the Company, (ii) 10% or more of the voting power of the Company, (iii) the right to hold or purchase 10% or more of the outstanding equity or voting power, (iv) the right to obtain 10% or more of the “profit” of the Company (as defined in the ITO), or (v) the right to appoint a director.

“Election” means the Board’s election of the type (i.e., between 102 Capital Gains Track or 102 Earned Income Track) of 102 Trustee Grants that it will make under the Sub-Plan, as filed with the ITA.

“Eligible 102 Participant” means an individual that (i) (A) is employed by the Company's Israeli Affiliate or (B) is a member of the board of the Company's Israeli Affiliate, and (ii) who is not a Controlling Shareholder.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, each as may be amended from time to time.

“ITO Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

“Non-Trustee Grant” means an Award granted under this Sub-Plan to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Required Holding Period” means the requisite period prescribed by Section 102 and the ITO Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which the 102 Trustee Grants and the Shares issued upon the exercise of the 102 Trustee Grants must be held by the Trustee for the benefit of the person to whom it was granted.

“Section 102” means the provisions of Section 102 of the ITO, as amended from time to time.

“Trustee” means a person or entity designated by the Board to serve as a trustee and/or supervising trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

“Trust Agreement” means the agreement(s) between the Company and the Trustee regarding Awards granted under this Sub-Plan, as in effect from time to time.

3.	Types of Grants and Section 102 Election.

3.1         Grants of Awards made pursuant to Section 102, shall be made pursuant to either (a) Section 102(b)(2) or Section 102(b)(3) of the ITO as the case may be, as 102 Capital Gains Track Grants, or (b) Section 102(b)(1) of the ITO as 102 Earned Income Track Grants. The Board’s Election regarding the type of 102 Trustee Grant it elects to make shall be filed with the ITA. Once such Election has been filed by the Company, the Board may change the type of 102 Trustee Grant that it elects to make only after the lapse of at least 12 months from the end of the calendar year in which the first grant was made pursuant to the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Board from granting Non‑Trustee Grants to Eligible 102 Participants at any time.

3.2         Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Sub-Plan. Persons who are not Eligible 102 Participants may be granted only 3(i) Awards under this Sub-Plan or Non-Trustee Grants.

3.3         No 102 Trustee Grants may be granted pursuant to this App Sub-Plan until 30 days after the requisite filings required by the ITO and the ITO Rules have been filed with the ITA.

3.4         The Award Agreement or documents evidencing an Award granted under this Sub‑Plan shall indicate (i) whether the Award is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Award, and (ii) if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant.

4.	Terms and Conditions of 102 Trustee Grants.

4.1         Each 102 Trustee Grant will be deemed granted on the date stated in a written notice by the Company, in accordance with the provisions of Section 102 and the Trust Agreement.

4.2         Each 102 Trustee Grant granted to an Eligible 102 Participant shall be held by the Trustee and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Award and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO; or (ii) the Trustee and/or the Company withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Award or Shares issued thereunder and held by it prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3         Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Sub-Plan or any Award Agreement that is not consistent therewith. Any provision of the ITO and any approvals by the ITA not expressly specified in this Sub-Plan or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For the avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the ITO Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Board or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

4.4         During the Required Holding Period, the Trustee shall not be required to release an Award, Shares acquired pursuant to such Award, or other shares received subsequently following any realization of rights derived from such Award or Shares (including share dividends) to the Eligible 102 Participant or sell such Award, Shares, or other shares to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i)  all taxes required to be paid upon the release and transfer of the Share have been withheld for transfer to the ITA; and (ii) the Trustee has received written confirmation from the Board that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable agreement and any applicable law. For the avoidance of doubt, such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the ITO Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant.

4.5         In the event a share dividend is declared and/or additional rights are granted with respect to Shares which were issued upon an exercise of a 102 Trustee Grant, such dividend and/or rights shall also be subject to the provisions of this Section 4, and the Required Holding Period for such share dividend and/or rights shall be measured from the commencement of the Required Holding Period for the 102 Trustee Grant with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on the 102 Trustee Grant or such Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements.

4.6         If an Award which is granted as a 102 Trustee Grant is exercised or vests during the Required Holding Period, the Shares issued upon such exercise or vesting shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such Shares are issued after the Required Holding Period has lapsed, the Shares issued upon such exercise or vesting shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan and pays all taxes which apply on issuance of the Shares or to such transfer of Shares.

4.7         To avoid any doubt, notwithstanding anything to the contrary in the Plan, no Award qualifying as a 102 Trustee Grant shall be substituted for payment in cash or any other form of consideration, including other Awards or Shares, in the absence of an express approval of the ITA in advance for such substitution.

5.	Assignability.

As long as Awards or Shares are held by the Trustee on behalf of an Eligible 102 Participant, no rights of the Eligible 102 Participant over the Awards or Shares may be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6.	Tax Consequences.

6.1         Any tax consequences arising from the grant or exercise of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, the Company’s its Affiliates, the Trustee, and/or the Participant), hereunder, shall be borne solely by the Participant. The Company, its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable law (including applicable rules and regulations), including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company, its Affiliates, and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company, or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Sub-Plan and the exercise or vesting or sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of Shares, and/or (iii) by causing the exercise of an Award and/or the sale of Shares held by or on behalf of a Participant to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, the Participant will be required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.2         With respect to Non-Trustee Grants, if an Eligible 102 Participant ceases to be a Company's Affiliate employee or director, the Eligible 102 Participant shall extend to the Company and/or its Affiliate security or a guarantee for the payment of tax due at the time of sale of Share to the satisfaction of the Board, all in accordance with the provisions of Section 102 of the ITO and the ITO Rules.

7.	Governing Law and Jurisdiction.

The validity and enforceability of the Sub-Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws and applicable federal law, except to the extent that mandatory provisions of the laws of the State of Israel apply.

8.	Securities Laws.

This Sub-Plan shall be subject to all applicable law. The Board shall be entitled to require Participants to comply with such applicable law as may be necessary. Furthermore, the grants of any Award under the Sub-Plan shall be subject to the procurement by the Company or its Affiliates of all approvals and permits required by regulatory authorities having jurisdiction over this Sub-Plan and the Awards granted hereunder.

This Addendum is adopted and effective as of September 21, 2018.

EXHIBIT C

APPENDIX C TO
ASENSUS SURGICAL, INC.
AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN
FOR CANADIAN RESIDENT EMPLOYEES

This Appendix C to the Asensus Surgical, Inc. Amended and Restated Incentive Compensation Plan (the “Plan”) for Canadian Resident Employees (this “Appendix”) sets forth the modifications to Plan terms and procedures established by the Committee (in the case of a Committee, subject to the specific duties delegated by the Board to the Committee) pursuant to Section 10(k) of the Plan that apply to any Award granted to Participants who are (or who become) Canadian Resident Employees.

1.

This Appendix shall apply to all Participants who are Canadian Resident Employees. In the event that a Participant becomes a Canadian Resident Employee subsequent to the grant of an Award under the Plan, then, pursuant to Section 10(k) of the Plan, such Award shall immediately be amended in a manner consistent with this Appendix.

2.	In this Appendix, the following terms shall have the meanings set forth below:

“ITA” means the Income Tax Act (Canada) as it may be amended from time to time and all regulations, interpretations and administrative guidance issued thereunder.

“Canadian Resident Employee” means an Employee who is a resident in Canada for purposes of the ITA and any applicable income tax treaty or convention.

“Ontario Law” means the laws of the province of Ontario.

“72-503” means Ontario Securities Commission Rule 72-503 Distributions Outside Canada.

All other capitalized terms used, but not defined or redefined, in this Appendix will have the meanings ascribed to those terms in the Plan.

3.	Subsections 2(h), 2(n), 2(p) and 2(rr) of the Plan shall, for the purposes of this Appendix, be amended to read as follows:

“(h)      “Cause” with respect to any Participant, unless Ontario Law governs the employment of the Participant with the Company or a Subsidiary, has the meaning specified in an employment or other agreement with, for the performance of services to, the Company or a Subsidiary, or in the absence of any such agreement, “Cause” means (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Subsidiary, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Subsidiary, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Subsidiary, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Subsidiary, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Subsidiary. If Ontario Law governs the employment of the Participant with the Company or a Subsidiary, “Cause” shall mean, with respect to the Participant’s employment, the Participant is guilty of wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned by the Company and/or its Subsidiary. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(n)         “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For absolute clarity, Continuous Service ends on the Termination of Employment of an Employee of the Company or a Subsidiary.

(p)         “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code or, if Ontario Law applies, pursuant to applicable Ontario Law), as determined by a medical doctor satisfactory to the Committee.

(rr)         “Termination of Employment” means, with respect to any Employee and unless Ontario Law governs the employment of the Employee with the Company or a Subsidiary, the Employee’s ceasing to be an Employee; provided, however, that for Incentive Stock Option purposes, Termination of Employment will occur when the Participant ceases to be an employee (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company or one of its Subsidiaries; and provided further that for any Award subject to Section 409A, Termination of Employment means a separation from service within the meaning of Section 409A. If Ontario law governs the employment of the Employee with the Company or a Subsidiary, “Termination of Employment” shall occur on the earliest of, as applicable, the date the Employee’s employment is terminated for Cause, the end of the applicable minimum notice period required by the Employment Standards Act, 2000 in the event the Employee’s employment is terminated without Cause, the date the Employee delivers notice of resignation or retirement, the Employee’s death, or on the frustration of the Employee’s employment with the Company or a Subsidiary including but not limited to as a result of a Participant’s Disability. No period of common law notice (if applicable) or any other notice shall apply or be considered in respect of determining the Termination of Employment date for the purposes of the Plan. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.”

4.	Subsection 6(b)(ii) of the Plan shall be amended by replacing it in its entirety with the following:

“(ii)         Vesting Period, Performance Goals and Time and Method of Exercise. Options granted under the Plan shall vest and be exercisable at such time, subject to achievement of designated Performance Goals, if any, and/or in such installments during the period prior to the expiration of the Option’s term as determined by the Committee and set forth in the Award Agreement. The minimum vesting schedule for Options shall be six months after the date of grant. The Committee shall determine the methods by which the exercise price may be paid or deemed to be paid and the methods by or forms in which Shares will be delivered to Participants; provided that the exercise price may not be paid or deemed to be paid with Shares (including the withholding of Shares otherwise deliverable pursuant to an Award).”

5.	Subsection 6(b)(v) of the Plan shall be amended to delete the provision in its entirety.

6.	Section 7(c) of the Plan shall be amended to include at the end of the provision the following:

“Shares are subject to certain restrictions on resale imposed by Canadian provincial securities laws. Notwithstanding any other provision of the Plan, any transfer or resale of any Shares acquired by the Participant pursuant to the Plan must be in accordance with the resale rules under applicable Canadian provincial securities laws, including 72-503, if he / she is a resident in the Province of Ontario. In Ontario, the prospectus requirement does not apply to the first trade of Shares issued in connection with the exercise of the Awards, provided the conditions set forth in section 2.8 of 72-503 are satisfied. The Shares acquired under the Plan may not be transferred or sold in Canada or to a Canadian resident other than in accordance with applicable provincial or territorial securities laws. The Participant is advised to consult his / her legal advisor prior to any resale of Shares.”

7.	Section 7(d) of the Plan shall be amended by replacing it in its entirety with the following:

“(d)         Code Section 409A. Shares shall not be issued pursuant to the exercise of an Award unless the issuance and delivery of such Shares shall comply with applicable laws, including but not limited to any applicable Ontario Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Without limiting the foregoing, the Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Committee shall make a good faith effort to interpret and administer the Plan in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of Section 409A of the Code, each installment payment provided under this Plan shall be treated as a separate payment. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, and save as required by applicable law, including but not limited to any applicable Ontario Law (a) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier), and (b) amounts payable upon the termination of a Participant’s Continuous Service shall only be payable if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, neither the Company, any Subsidiary nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.”

8.	Subsection 8(a) of the Plan shall be amended by replacing it in its entirety with the following:

“(i)         Options. Unless Ontario Law governs the Participant’s employment with the Company or a Subsidiary, all outstanding vested and exercisable Options granted to such Participant shall remain exercisable for 90 days after Termination of Employment; provided, that the Option will expire at the expiration of the stated term if earlier. If Ontario Law governs the Participant’s employment with the Company or a Subsidiary, all outstanding vested and exercisable Options granted to such Participant shall remain exercisable until the earlier of the expiry of the stated term or 90 days after:

(a) the Participant is provided notice of Termination of Employment without          Cause (if applicable); or otherwise

(b) a Termination of Employment for reasons other than a Termination of          Employment (i) for Cause, (ii) as a result of the delivery of a notice of resignation          or retirement by the Participant, (iii) as a result of a Participant’s Disability, or          (iv) on the Participant’s death.

(ii)         Other Awards. All outstanding and unvested Awards other than Options shall be forfeited on Termination of Employment.”

9.	Subsection 10(a) of the Plan shall be amended by adding “, provincial” after the word “federal” in the first sentence.

10.	Subsection 10(d) of the Plan shall be amended by adding the following at the end of the provision:

“The Company and any Subsidiary shall have the power and the right to require a Participant to remit to the Company or any Subsidiary, any amount necessary to satisfy federal, provincial, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.”

11.	Subsection 10(e) of the Plan shall be amended by adding the following sentence after the first sentence:

“No amendment, alteration, suspension, discontinuance or termination of the Plan shall constitute constructive termination of the Participant’s employment by the Company or a Subsidiary, whether under the Plan, statute, contract or common law.”

12.	Subsection 10(j) of the Plan shall be amended to add the following at the end of the last sentence:

“, save and except and only to the extent required by, applicable Ontario Law.”

*     *     *

This Addendum is adopted and effective as of October 27, 2020.

ASENSUS SURGICAL

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/ASXC** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-390-5380** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	You must register to attend the meeting online and/or participate at www.proxydocs.com/ASXC

Asensus Surgical, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 14, 2023

TIME: Tuesday, June 6, 2023 11:00 AM, Eastern Time

PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ASXC for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Anthony Fernando and Joshua Weingard (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Asensus Surgical, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Asensus Surgical, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 4 AND 5
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1. The election of the seven director nominees named in the attached proxy statement to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualified.	FOR	WITHHOLD			
1.01 Andrea Biffi	☐	☐			FOR
1.02 Anthony Fernando	☐	☐			FOR
1.03 Kevin Hobert	☐	☐			FOR
1.04 Elizabeth Kwo, M.D.	☐	☐			FOR
1.05 David B. Milne	☐	☐			FOR
1.06 Richard C. Pfenniger, Jr.	☐	☐			FOR
1.07 William N. Starling	☐	☐			FOR
	FOR	AGAINST	ABSTAIN		
2. An advisory vote to approve the compensation paid to the Company's named executive officers for 2022.	☐	☐	☐		FOR
	1YR	2YR	3YR	ABSTAIN	
3. An advisory vote regarding the frequency of submission of future say on pay votes to the stockholders for approval.	☐	☐	☐	☐	1 YEAR
	FOR	AGAINST	ABSTAIN		
4. A vote to amend the Asensus Surgical, Inc. Amended and Restated Incentive Compensation Plan, as amended (the "Plan"), to approve an increase in the number of shares reserved for issuance under the Plan by 22,000,000 shares.	☐	☐	☐		FOR
5. Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐		FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/ASXC

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date